UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Kelly Services, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

April 9, 2012

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, May 9, 2012, in the Auditorium located on the First Floor of our Headquarters building at 999 West Big Beaver Road, Troy, Michigan.

Matters scheduled for consideration at this Meeting are the election of Directors, an advisory vote on executive compensation, approval of the Company’s amended and restated Equity Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012.

Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important to us. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the Meeting.

Sincerely,

TERENCE E. ADDERLEY
Chairman of the Board of Directors

CARL T. CAMDEN President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 9, 2012.

The following materials, also included with the Notice of Annual Meeting of Stockholders, are available for view on the Internet:

• Proxy Statement for the Annual Meeting of Stockholders

• Annual Report to Stockholders, including Form 10-K, for the year ended January 1, 2012

To view the Proxy Statement or Annual Report visit: http://bnymellon.mobular.net/bnymellon/kelyb.

Please refer to the enclosed proxy card and proxy statement for information on voting options:

Internet — Telephone — Mail

KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

Kelly Services, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 9, 2012 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect Directors as set forth in the accompanying Proxy Statement

2.	To approve, by advisory vote, the Company’s executive compensation

3.	To approve the Company’s amended and restated Equity Incentive Plan

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year 2012

5.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS SET FORTH IN PROPOSAL 2, FOR APPROVAL OF THE COMPANY’S AMENDED AND RESTATED EQUITY INCENTIVE PLAN AS SET FORTH IN PROPOSAL 3 AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 4.

Only holders of record of the Company’s Class B common stock at the close of business on March 19, 2012 are entitled to notice of and to vote at the Meeting.

To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

April 9, 2012	By Order of the Board of Directors

999 West Big Beaver Road Troy, Michigan 48084-4782	DANIEL T. LIS Senior Vice President, General Counsel and Corporate Secretary

KELLY SERVICES, INC.

999 West Big Beaver Road

Troy, Michigan 48084-4782

April 9, 2012

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at its corporate offices in Troy, Michigan on May 9, 2012 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this proxy statement and enclosed form of proxy are first being sent to stockholders of the Company is April 9, 2012. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by appearing in person at the Annual Meeting any time prior to the exercise of the powers conferred thereby.

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Only stockholders of record of our Class B common stock, par value $1.00 per share, at the close of business on March 19, 2012, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B common stock is the only class of the Company’s securities with voting rights.

At the close of business on March 19, 2012, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,454,485 shares of the Class B common stock. Class B stockholders on the record date will be entitled to one vote for each share held of record.

Pursuant to the Company’s by-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Under the Company’s Restated Certificate of Incorporation, directors are elected by plurality vote and the eleven nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors.

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve each of the other proposals to be considered at the Annual Meeting. Abstentions will have the effect of negative votes with respect to these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

This solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Securities Beneficially Owned by

Principal Stockholders and Management

Under regulations of the Securities and Exchange Commission (the “SEC”), persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

Set forth in the following table are the beneficial holdings as of the close of business on February 21, 2012, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

Name and Address of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership		Percent Of Class
Terence E. Adderley 999 West Big Beaver Road Troy, Michigan 48084	3,213,465	(a)(b)	93.0

(a)

Includes 3,141,140 shares held by the Terence E. Adderley Revocable Trust K of which Mr. Adderley is sole trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has no voting and investment power; and 500 shares held in five separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(b)	Mr. Adderley is deemed a “control person” of the Company under applicable regulations of the SEC and the listing standards of the Nasdaq Global Market.

Set forth in the following table are the beneficial holdings of the Company’s Class A and Class B common stock on February 21, 2012, on the basis described above, of each director and nominee, each of the named executive officers as of such date and all directors and executive officers as a group as of such date.

	Class A Common Stock			Class B Common Stock
Directors and Named Executive Officers(a)	Number of Shares and Nature of Beneficial Ownership(b)		Percent of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Class
T. E. Adderley, Chairman	3,839,000	(c)	11.5	3,213,465	(d)	93.0
C. M. Adderley, Director	328,485	(e)	*	925	(e)	*
C. T. Camden, Director and Executive Officer	333,469		*	100		*
J. E. Dutton, Director	25,249		*	100		*
M. A. Fay, O.P., Director	31,342		*	100		*
T. B. Larkin, Director	4,925		*	100		*
C. L. Mallett, Jr., Director	2,745		*	100		*
L. A. Murphy, Director	11,871		*	100		*
D. R. Parfet, Lead Director	33,225		*	100		*
T. Saburi, Director	1,576,169	(f)	4.7	1,475	(f)	*
B. J. White, Director	32,110		*	100		*
G. S. Corona, Executive Officer	144,158		*	100		*
D. T. Lis, Executive Officer	64,301		*	100		*
P. A. Little, Executive Officer	102,147		*	100		*
M. S. Webster, Executive Officer	104,562		*	100		*
All Directors and Executive Officers as a Group (20 persons)	6,914,223		20.7	3,217,165		93.1

*	Less than 1%

(a)	Each of the named Directors is a nominee for election.

(b)

Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days. Such exercisable options include: 89,000 for T. E. Adderley; 63,000 for C. T. Camden; 9,000 for J. E. Dutton; 10,500 for M. A. Fay; 6,000 for D. R. Parfet; 10,500 for B. J. White; 10,370 for G. S. Corona; 12,750 for D. T. Lis; and 2,500 for M. S. Webster.

(c)

Includes 3,578,530 shares held directly; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with JPMorgan Chase Bank N.A.; 100,000 shares in an irrevocable trust, of which he is a beneficiary; and 41,470 shares in five separate trusts of which Mr. Adderley is a co-trustee with JPMorgan Chase Bank, N.A.

(d)	See footnotes (a) and (b) to the table above.

(e)

Includes 275,000 shares of Class A stock and 700 shares of Class B stock held in seven separate trusts of which Ms. Adderley is one of two individual trustees with J.P. Morgan Trust Company of Delaware as Corporate Trustee.

(f)

Mr. Saburi is the Executive Director of Temp Holdings Co., Ltd. (“THD”) which entered into a strategic alliance with the Company in 2010. Mr. Saburi is the designated representative of THD, which owns the reported shares. Mr. Saburi disclaims beneficial ownership of the shares held by THD.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, executive officers and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”) are required to report their ownership of the common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the SEC, all required reports of Reporting Persons were filed timely with the SEC for 2011.

CORPORATE GOVERNANCE

Controlled Company Exemption

Under the listing standards of the Nasdaq Global Market, we are deemed a controlled company by virtue of the fact that Terence E. Adderley, the Chairman of our Board of Directors, and certain trusts of which he acts as trustee or co-trustee, have voting power with respect to more than fifty percent of our outstanding voting stock. A controlled company is not required to have a majority of its Board of Directors comprised of independent directors. Director nominees are not required to be selected or recommended for the Board’s consideration by a majority of independent directors or a nominating committee comprised solely of independent directors, nor do the Nasdaq Global Market listing standards require a controlled company to certify adoption of a formal written charter or Board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq Global Market requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee comprised solely of independent directors. A controlled company is required to have an audit committee composed of at least three directors, who are independent as defined under the rules of both the SEC and the Nasdaq Global Market. The Nasdaq Global Market further requires that all members of the audit committee have the ability to read and understand fundamental financial statements and that at least one member of the audit committee possesses financial sophistication. The independent directors must also meet at least twice a year in meetings at which only they are present.

We comply voluntarily with the listing standards of the Nasdaq Global Market that otherwise do not apply to controlled companies, except that our Corporate Governance and Nominating Committee is not composed entirely of independent directors.

Board of Directors

Our Board of Directors is responsible for providing stewardship and oversight of the business of the Company.

At its meeting in February 2012, our Board affirmatively determined that directors J. E. Dutton, M. A. Fay, T. B. Larkin, C. L. Mallett, Jr., L. A. Murphy, D. R. Parfet, T. Saburi and B. J. White, who are nominees for election at the Annual Meeting, are independent as that term is defined by the Nasdaq Global Market listing standards, and that none of them had a material relationship with the Company.

The full text of our Board’s Corporate Governance Principles and the charters of the Board’s three standing committees, which are an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, are available on the Company’s website at www.kellyservices.com under the caption “Corporate Governance.”

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings and all meetings of the committees on which they individually serve. The Board held six meetings during 2011. All Directors then in office except T. Saburi attended the 2011 Annual Meeting of Stockholders. All Directors attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors and the Committees on which they served during 2011. The independent directors are required to and did meet in executive session at least twice during 2011.

Governance Structure and Risk Oversight

The Company’s leadership is vested in the Chairman of the Board of Directors (the Company’s controlling stockholder), a Lead Independent Director and the Chief Executive Officer, subject to the overall authority of the Board of Directors. The Chairman’s duties include establishing the schedule of Board meetings; establishing the agenda for Board meetings; presiding over meetings of the Board of Directors and stockholders; and leading the Directors in the exercise of their stewardship and oversight obligations. The Chairman is also charged with facilitating communication between the Board of Directors and management, both inside and outside of meetings of the Board. As long as the Chairman is not an independent Director, the independent Directors are required under the Board’s Corporate Governance Principles to elect one of the independent Directors as Lead Director. The Lead Director’s principal duties are to ensure the Board functions independent of management, to preside at meetings of the Board of Directors in the absence of the Chairman, to assist in the development of the agendas for meetings of the Board, and to preside over meetings of the independent Directors in executive session and to provide feedback to the Chairman and the Chief Executive Officer on those sessions. The principal responsibilities of the Chief Executive Officer are to develop and lead the company’s management team to effectively and efficiently produce results that are in keeping with the strategic initiatives and corporate policies established by the Board of Directors.

This leadership approach is intended to serve the interests of all stockholders of this controlled Company which has historically recognized the importance of an independent majority of its Board of Directors.

The Board’s oversight responsibilities include consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. Through its charter, the Audit Committee is charged by the Board with overseeing the Company’s risk assessment and risk management processes. The Audit Committee and Board focus on risk management strategy and risks of greatest significance, and also seek to ensure that risks assumed by the Company are consistent with the Board’s risk tolerance and risk appetite.

While the Audit Committee has responsibility for the oversight of the risk assessment and risk management process, it is the duty of the Company’s management to develop and execute its Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions are under the direction of the Senior Vice President and General Counsel.

The Company continues to support and expand upon its formal ERM program established in 2007, which is a critical means of identifying and managing the Company’s key risks. Since its inception, the Company’s ERM team has, among other activities, performed two full assessments of risks to the Company, assisted in the development and execution of mitigation programs for critical risks, facilitated the establishment of a corporate risk appetite and tolerance statement and participated in the integration of risk concepts within the Company’s strategic planning process.

The ERM team has reported its findings to the Audit Committee on a quarterly basis over the past year. Its current activity remains focused on mitigation of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks.

In addition to the reports submitted quarterly by the Company’s Vice President — Risk Management Group, the Vice President — Internal Audit independently assesses the Company’s risk management process and separately reports to the Audit Committee concerning the Company’s risk identification, prioritization and mitigation processes.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, whose members are C. M. Adderley, T. E. Adderley, J. E. Dutton (Vice Chair), M. A. Fay (Chair), T. B. Larkin, C. L. Mallett, Jr., L. A. Murphy, D. R.

Parfet, and B. J. White, held two meetings during 2011. The Committee’s responsibilities include assisting the Board of Directors in identifying individuals qualified to become directors, overseeing the compensation and structure of the Board of Directors and the standing committees, developing and monitoring a process to evaluate Board and committee effectiveness and maintaining and overseeing the implementation of the Company’s corporate governance principles.

Director Qualifications, Background and Diversity

The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding its size and composition. The Committee reviews annually with the Board the composition of the Board as a whole and proposes nominees for election to the Board who reflect the balance of qualifications, skills, experience and attributes that may provide the diversity of opinion and thought appropriate to fulfill the Board’s obligations of stewardship and oversight on behalf of stockholder interests.

In evaluating Director candidates the Committee assesses foundation qualities, takes into account special considerations and considers descriptive characteristics in light of the then current composition of the Board of Directors and the Company’s strategic objectives. Foundation qualities include personal and professional ethics; integrity and values; reputation (personal maturity and judgment); a record of achievement in business, academia or areas relevant to the Company’s activities; independence of thought and flexibility; financial acumen and an understanding of the complexities of business organizations; independence; a willingness to devote sufficient time to become knowledgeable about the Company’s business and to carry out the duties and responsibilities of the office; and an intention to serve a sufficient time to make a meaningful contribution to the Board and the Company. Special considerations include under-represented minorities, including but not limited to gender, race or ethnicity; international experience; experience as a Chairman or Chief Executive Officer or in a significant role at a complex, well-run company or organization; management or other relevant experience; controlling stockholder representation; experience and skill in human resource and workforce solutions; experience in a service industry; an entrepreneurial spirit; financial and accounting expertise; and/or experience as a director of a complex, well-run private or public company. Descriptive characteristics include age; gender; race; education; civic and community involvement; and professional accomplishments.

The Board of Directors is responsible for approving director nominees based on the recommendation of the Committee. The Board has not adopted a policy whereby stockholders may recommend nominees for election because of the Company’s status as a controlled company.

Set forth below are the conclusions reached by the Board with regard to the nominees for election at the 2012 Annual Meeting of Stockholders.

Terence E. Adderley has had a distinguished fifty plus year career in the staffing industry with extensive executive management experience including many years as the Company’s Chief Executive Officer. He has served as a director of large publicly held companies and numerous civic and community organizations. Mr. Adderley brings to the Board a keen sense of the staffing industry, economic and labor trends and fiscal conservatism. He is a member of the Company’s founding family and represents its interests as the controlling stockholder.

Carol M. Adderley is the daughter of Terence E. Adderley, the controlling stockholder, and the granddaughter of W. R. Kelly, the Company’s founder. It is the opinion of the Board of Directors that it is in the best interests of the Company to have the next generation of the Adderley family serve as a Director and become immersed in the operations of the Company. Ms. Adderley holds advanced degrees in the humanities and is a published author.

Carl T. Camden has served as Chief Executive Officer of the Company since 2006 and prior thereto as Chief Operating Officer. Mr. Camden has significant experience and expertise in labor markets and labor economics, marketing and leadership. He serves as a Director of Temp Holdings, Co., Ltd. (“THD”), which is one of the largest staffing firms in Japan and the Asia Pacific market. He has led the Company through one of the most difficult economic periods in its history and has strategically positioned the Company to emerge as a leader in workforce solutions.

Jane E. Dutton is an expert in the field of organization behavior and has researched and published numerous works on best practices related to engagement, commitment and productivity of employees. Her understanding of factors contributing to organizational excellence provides the Board with a vital perspective on the Company’s mission to be the world’s best workforce solutions company.

Maureen A. Fay, O.P., has had a successful career in education and administrative leadership. Her extensive board experiences with education, banking, staffing, health services, economic development, eleemosynary and religious organizations together with her long tenure as the chief executive officer of a large urban university provides the Board a unique and balanced view of the needs and expectations of the Company’s several constituencies.

Terrence B. Larkin is an attorney with twenty-nine years experience in a business law practice. He is currently a member of the senior management team of a global manufacturing company with responsibility for legal affairs, internal audit, environmental, health and safety functions, and global business development for mergers, acquisitions and joint ventures. He brings to the Board a unique combination of complex problem solving skills and global experience which should well serve the stockholders as the Company continues its transition to a global workforce solutions company.

Conrad L. Mallett, Jr. has extensive experience as a chief executive as well as an administrator, jurist and attorney. He brings a level of expertise in corporate governance, executive compensation, healthcare and community service that provides the Board with a diverse view of the needs and expectations of executive leadership and labor in complex organizations.

Leslie A. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants and former Group Managing Partner of a major independent registered public accounting firm. The Board has determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee. Her analytical capability, understanding of the economics and strategic elements of business and her expertise in enterprise risk management are especially valuable to the Board.

Donald R. Parfet brings extensive financial and operating experiences to the Board as an executive with responsibilities for numerous global businesses. He now leads business development and venture capital firms focused on the development of emerging medicines. He also serves as a director of a large publicly held company. His global operating experience, strong financial background and proven leadership capabilities are especially important to the Board’s consideration of product and geographic expansion.

Toshio Saburi is the Executive Director and Member of the Board of Directors of THD, which is listed on the Tokyo Stock Exchange. THD and the Company entered into a strategic alliance in 2010 as a result of which Mr. Saburi was designated to serve as THD’s representative on the Company’s Board of Directors. He is a certified public accountant and is responsible for THD’s financial operations, compliance and overseas operations. Mr. Saburi’s financial expertise and knowledge of Asian markets is especially valuable to the Board and management as the Company expands in the Asia Pacific market.

B. Joseph White has had a long and distinguished career in academia and business. He has special expertise in leadership, management, human resource management, organizational change and governance. His executive experience includes management development, personnel and public affairs with a global manufacturing company, leadership of a major public university, and a decade of deanship of a top business school. His considerable experience as a director of for-profit and non-profit organizations serves the Board well as he is often the catalyst for ensuring effective stewardship in the interests of stockholders.

Compensation Committee

The Company’s compensation programs for all employees, including named executive officers, are overseen by the Compensation Committee of the Board of Directors. The Committee held six meetings in 2011.

The Committee reviews and approves all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 2011, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Equity Incentive Plan and approves the grant of awards under such Plan.

The authority of the Committee is detailed in its charter, which is posted on the Company’s website at www.kellyservices.com, and in the Compensation Discussion and Analysis presented at pages 12-20 of this proxy statement.

To assist the Committee in making compensation recommendations for senior officers, the Company’s Human Resources Division provides the Committee with historical, survey and benchmark compensation data. The Committee also relies on the Chief Executive Officer and the other named executive officers to provide performance evaluations and compensation recommendations to assist it in its decisions regarding the total compensation of senior officers. The Committee has delegated to the Chief Executive Officer the authority to approve salary recommendations and incentive awards to officers below the rank of senior vice president.

The Committee has the authority to retain independent consultants. Consultants retained by the Committee report directly to the Committee and the Committee determines the consultants’ scope of work and fees. In 2011, the Committee retained Aon Hewitt to provide assistance with the review of executive compensation. The selection of Aon Hewitt was unanimously approved following an analysis of the consultant’s independence using factors proposed by the SEC.

Compensation Committee Interlocks and Insider Participation

In 2011 the Compensation Committee members were J. E. Dutton, M. A. Fay, T. B. Larkin, C. L. Mallett, Jr., L. A. Murphy, D. R. Parfet and B. J. White (Chair), all of whom are independent Directors. During 2011, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers served on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation Committee.

Audit Committee

The Audit Committee is composed of J. E. Dutton, M. A. Fay, T. B. Larkin, C. L. Mallett, Jr., L. A. Murphy (Chair), D. R. Parfet and B. Joseph White, all of whom are independent directors. The Audit Committee held six meetings in 2011. The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors and (4) compliance by the Company with legal and regulatory requirements. The Committee also serves as the Company’s Qualified Legal Compliance Committee.

The Board has unanimously determined that L. A. Murphy qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as such meets the “financial sophistication” requirements under current Nasdaq Global Market listing standards. The other members of the Audit Committee have the requisite understanding of financial statements to serve as a member of the Audit Committee. At least one member of the Audit Committee has financial management expertise.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct and help foster a culture of honesty and accountability. The Code addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of assets, fair dealing, compliance with laws, rules and regulations, and Company policies, public company reporting requirements and provides an enforcement mechanism.

The full text of the Code of Business Conduct and Ethics, is posted on the Company’s website, at www.kellyservices.com, under the “Corporate Governance” caption. This information is available in print to any stockholder who requests it from the Investor Relations Department. The Company will disclose future amendments to, or waivers from the Code for its Directors, Executive Officers and senior financial officers on its website within five business days following the date of amendment or waiver, or such earlier period as may be prescribed by the SEC.

RISK ASSESSMENT OF EMPLOYEE COMPENSATION PROGRAMS

As set forth in its charter, the Compensation Committee of the Board of Directors is charged with reviewing the Company’s compensation program risk assessment for all employee compensation programs and to report to the Board if any compensation program is reasonably likely to have a material adverse effect on the Company.

At its February 2012 meeting, the Committee received management’s Compensation Program Risk Assessment report. The report was prepared by the Company’s Human Resources Division, in collaboration with the Company’s Internal Audit Department and Enterprise Risk Management Team. The existing compensation risk assessment framework was reviewed and updated as needed to ensure a robust and comprehensive assessment process. The report was furnished to the Committee in advance of the meeting, including a summary of key changes and enhancements from the prior year report.

The Company’s Executive Compensation Program Risk Assessment meets the requirements of the framework developed by the Center on Executive Compensation. The factors considered in assessing executive compensation incentive plan risk were as follows:

•	The performance criteria and corresponding objectives should include a balance of performance and the quality of such performance;

•

The mix of compensation should be balanced between annual and long term incentive opportunities; annual incentives should not provide for unlimited payouts; and annual opportunities in excess of fifty percent should trigger additional Compensation Committee scrutiny;

•	The relationship between performance and incentive plan payouts should fall within the range of competitive practices determined by comparison with a representative peer group;

•	There should be a relationship between performance and payouts under the annual incentive award and the long-term incentive awards;

•	Long-term incentive performance measures or equity devices should not encourage excessive risk behavior;

•	A portion of the shares received from incentive award payouts should be retained by the participants through ownership/retention approaches;

•	The Company should adopt a clawback policy that applies in the event of the restatement of financial results or other performance criteria that impact compensation; and

•

Excessive risk should be discussed with the Compensation Committee, recorded in Committee minutes and discussed in the Compensation Discussion and Analysis section of the Company’s annual proxy statement.

To assess the risk of employee compensation programs below the executive level, the Company utilized its existing Incentive Plan Design checklist and matrix to specifically consider the risks and links to strategy associated with the payout threshold levels and significant design updates for each major incentive plan. The risks associated with each of the following elements of the design and implementation of an incentive plan were considered, as well as the steps in place to mitigate risk and ensure alignment with the Company’s strategic plan:

•

Linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels and timely and accurate tracking of performance data;

•	Modeling, approval and communication of incentive plans;

•	Calculation, approval and communication of incentive payments; and

•	Annual plan reviews to ensure planned design updates align with business goals and budgets.

After due consideration of management’s 2012 Compensation Program Risk Assessment Report, the Compensation Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis explains the objectives of our compensation programs, what the programs are designed to reward, the material elements of the compensation earned by or paid to the named executive officers, the basis for choosing and setting the amount of each element of compensation and how the elements fit into the Company’s overall compensation objectives.

Executive Summary

The last fiscal year showed significant financial improvement over the 2010 fiscal year. For fiscal year 2011, the Company returned to using Earnings Per Share (“EPS”), as the corporate performance measure under the Short Term Incentive Plan. The Company’s EPS for its 2011 fiscal year was $1.80, as defined on page 15. Based on a threshold performance level of $0.84 and a target performance level of $1.67, the named executive officers received a payout for corporate performance under our annual incentive plan that was equal to 139% of target incentive.

With the continuation of improved profitability and recognizing the need to appropriately reward and retain our key leaders, in 2011 the Compensation Committee:

•	Approved base salary increases averaging 3.9% for all named executive officers (aligned with the 4% salary increase budget for all U.S. employees);

•

Engaged Aon Hewitt as the Committee’s executive compensation consultant to perform a competitive analysis. This analysis found that annual target cash compensation for the named executive officers was generally aligned with market median;

•	Approved a discretionary contribution to the U.S. retirement plans equal to 2.0% of 2011 eligible compensation (as defined on page 19);

•	Made a regular annual grant of restricted stock (subject to a 4-year retention vesting schedule) to key executives including our named executive officers; and

•	Approved a new performance-based long-term incentive plan for senior officers, including the named executive officers for the three year period covering fiscal years 2012 through 2014.

All of these compensation actions are discussed in more detail below.

Compensation Objectives

The Compensation Committee has established compensation programs designed to achieve the following objectives:

•	Align pay with short- and long-term performance results that directly influence stockholder value;

•	Motivate executives to achieve performance goals that should, over time, lead to increased stockholder value;

•	Retain executives necessary to successfully lead and manage the organization;

•	Attract key executives critical to the organization’s long-term success; and

•	Reward executives fairly for Company and individual performance.

Elements of Compensation for Named Executive Officers

The total compensation program for the named executive officers consists of the following major components:

•	Base Salary — necessary to attract key executives and reward them fairly for their day-to-day responsibilities;

•

Annual Cash Incentive — the core element of our pay-for-performance compensation that aligns a portion of total compensation with short-term corporate performance (and business unit performance as applicable);

•

Long-term Equity — annual grants of restricted stock that emphasize retention and align the executive officers’ interests with stockholders and beginning in fiscal 2012 a new long-term (3 year) performance-based incentive plan;

•	Retirement Plan — contributions to a nonqualified retirement program available to all highly compensated U.S. employees to provide a competitive total reward package; and

•	Perquisites — a modest level of perquisites available to attract and retain key executives, including the named executives.

Benchmarking

The Committee understands the significance of its responsibilities and receives a substantial amount of information and input from both internal and external resources as a reference in support of its decision making. The Committee uses available survey and peer group data that align with the Company’s revenue, as well as the nature of its business and workforce, in determining the competitive positioning of total compensation.

Each executive’s performance is reviewed and compensation decisions are made on an annual basis (or as an executive’s duties and responsibilities change). Base salary range midpoints, annual cash incentive awards and long-term equity awards are targeted at the median of a peer group of comparable executive positions in companies of similar revenue size and as reflected in multiple third-party survey data. The composition of companies within the various surveys changes from time to time. Although total compensation is targeted to reflect the median value of the executive’s position in the marketplace, targeted total compensation may be above or below the median depending on the level of job responsibility, Company performance and individual performance.

In 2011, the peer group analysis included a review of Manpower Inc., SFN Group and Robert Half International Inc. Third-party survey data was purchased from The Conference Board, Mercer and Towers Watson. Peer group data is used as a reference point for the staffing industry, but more emphasis is given to the third-party surveys due to the strength of the data. The peer group analysis and third-party survey data represent “Market Data” when referenced throughout the Compensation Discussion and Analysis. The Committee considers the recommendations of the Company’s Chief Executive Officer (the “CEO”) regarding total compensation for those executives reporting to him. The Human Resources Division provides the Committee historical and prospective compensation components for each executive officer.

As noted above, the Committee engaged Aon Hewitt in 2011 to perform a competitive executive compensation analysis and also considered the findings from this analysis in their decision making.

Compensation Committee’s Role in Determining Executive Compensation

Annually, the Committee conducts a thorough review and assessment of each executive’s performance, compensation, development objectives and succession strategies. The Committee reviews and makes recommendations to the Board for approval of executive compensation and executive compensation programs, performance objectives and financial targets. The Committee reviews each element of total compensation individually (base salary, annual cash incentive, long-term equity) and total compensation in aggregate.

The Committee establishes performance objectives for the CEO on an annual basis in accordance with the process set forth in the Corporate Governance Principles. The Committee also evaluates the CEO’s performance and determines the CEO’s compensation. The CEO reviews the performance of the other named executive officers on an annual basis and makes recommendations on their compensation to the Committee.

The CEO’s total compensation is comprised of the same elements as all of the named executives. The determination of the CEO’s compensation is based on the measures and responsibilities deemed by the Committee to be relevant, including appropriate market comparisons.

On an annual basis, the Committee determines corporate financial goals and target awards in accordance with the terms of the Company’s Short Term Incentive Plan (“STIP”). The Committee approves award payouts to the named executive officers individually based on the achievement of these pre-determined goals.

The Committee annually considers the grant of restricted stock, stock options and other stock-based awards pursuant to the terms of the Company’s Equity Incentive Plan, including vesting schedules, performance goals, exercisability and term, to the Company’s senior officers and reviews such awards made under delegated authority to other employees.

The Committee annually considers the shareholder advisory vote on executive compensation as disclosed in the Company’s proxy statement and determines whether the voting results warrant consideration of changes in the pay programs for named executive officers. Based on the results of the 2011 vote, the Committee concluded that its executive compensation decisions were supported by shareholders.

The Committee has the authority to retain independent consultants. Consultants retained by the Committee report directly to the Committee and the Committee determines the consultants’ scope of work and fees. As noted above, in 2011 the Committee retained Aon Hewitt to provide assistance with the review of executive compensation. The selection of Aon Hewitt was unanimously approved following an analysis of the consultant’s independence using factors proposed by the SEC.

Compensation Policy, Programs, Components and Decisions in 2011

Base Salary

Base salaries for the named executive officers are targeted to be competitive with Market Data to ensure that the Company can retain and attract the executives necessary to successfully lead and manage the organization. Base salaries are targeted to correspond with the median of the range of salaries in the Market Data but may vary based upon the factors described below. Base salary is only one component of total compensation and may be affected by other components to ensure that total compensation meets compensation objectives.

The Committee reviews the base salaries of named executives on an annual basis (or as an executive’s duties and responsibilities change). Increases in salary are based on an individual’s performance and level of pay compared to Market Data, internal pay equity and consideration of the Company’s salary budget. In May of each year, the Committee reviews proposed salary increases and makes recommendations to the Board for senior officers. Any base salary changes approved by the Board have historically been effective June 1. Increases for fiscal 2011 were effective July 1, 2011.

In May 2011, the Committee reviewed base salaries of the named executive officers and noted that nearly all were in close proximity (i.e., within 10%) of the median of the Market Data, with one somewhat lower. In light of this market positioning, as well as consideration of Company and individual performance, the Committee approved individual base salary increases for the named executive officers ranging from 3.5% to 4.3% (average of 3.9%). These salary increases for the named executive officers aligned with the budgeted 4% salary increase for all U.S. salaried employees and are reflected in the Summary Compensation Table.

Annual Cash Incentive Target Opportunity and Performance Measurement

The Committee believes that the named executive officers should have a meaningful percentage of their total compensation earned through annual “at risk” pay-for-performance cash incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increases. The STIP is designed to encourage the executives to meet the Company’s short-term goals that are aligned with the overall corporate strategy and improve stockholder value.

In February of each year, the Committee approves the STIP target opportunity for each named executive officer. The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted to correspond with median Market Data, but may vary based upon individual circumstances. STIP payments for all participants are capped at 200% of target incentive; the STIP payment for each named executive officer is also capped at $2.0 million per year. The following STIP target opportunities were established in February 2011:

Carl T. Camden	130% of base salary
George S. Corona	90% of base salary
Michael S. Webster	75% of base salary
Patricia A. Little	65% of base salary
Daniel T. Lis	65% of base salary

The STIP target opportunity is also reviewed by the Committee in May of each year (or as an executive’s duties and responsibilities change) and may increase based on Market Data, individual performance and the percentage of the executive’s compensation that is intended to be “at risk.” Any increases in STIP target that are approved by the Committee in May have historically been effective June 1. In May 2011, the Committee reviewed the target incentive opportunity of the named executive officers and found that all were appropriately positioned relative to the median of the Market Data; accordingly, no target incentive changes were made for the named executive officers.

In February of each year, the Committee also determines the objective and, when appropriate, qualitative performance measures and the other terms and conditions of the STIP. In 2011, following the Company’s return to profitability in 2010, the Committee approved a return to using EPS as the corporate performance measure. EPS is seen as a robust and all-inclusive objective measure of the Company’s overall profitability. EPS for this purpose is the same as defined in the Company’s GAAP financial statements, excluding unusual or non-recurring items (e.g., changes in accounting principles, gains or losses from acquisitions or divestitures, restructuring costs and “extraordinary items”). For one named executive officer, Mr. Webster, the

STIP payout was based 70% on the performance of his business unit as measured by Contribution results relative to budget and 30% on overall corporate performance as measured by EPS. Contribution for the business unit component is defined as Earnings from Operations at the budgeted foreign exchange rate, adjusted for certain tax-related items. For the other four named executive officers, the STIP payouts were based entirely on corporate EPS.

In February 2011, the Committee approved management’s recommendation to set $0.84 as the threshold EPS level before any STIP payment would be made. Payout for threshold (or lower) performance under STIP is 0% of eligible base salary earnings. Each additional increment above the threshold earns prorated incentive payments up to the maximum. The threshold of $0.84 was set at a level equal to 50% of the $1.67 target EPS result required to achieve the target level of incentive payout. This is generally consistent with the approach used in prior years, where threshold EPS ranged from 40% to 55% of target. The target EPS of $1.67 was seen as very challenging, requiring strong execution against the Company’s strategic plan and continued vigilance around expense control. The maximum of $2.00 EPS required to attain a maximum payout under STIP was set at a level deemed a substantial stretch and the best result that the Company achieved since 2000.

Under the terms of STIP, the Committee retains the right in its discretion to reduce a STIP award based on Company, business unit or individual performance. The Committee has no discretion to increase a STIP award for named executive officers (though the Committee may approve a special bonus for named executives on a discretionary basis to recognize exceptional performance or actions not related to objectives set forth in the STIP).

In 2011, the Committee accelerated the timing for review and approval of the STIP target opportunity for named executive officers, determination of the performance measures and other terms and conditions of the STIP, and EPS threshold, target and maximum levels (“STIP Targets and Measures”). Timing will now be December of the year preceding the fiscal year, rather than February of the fiscal year, in order to have STIP Targets and Measures in place before the start of the fiscal year. The Committee accordingly met in December 2011 to complete its review and approval of the STIP Targets and Measures for fiscal year 2012.

For 2011, the Company achieved EPS as defined above of $1.80 per share. Mr. Webster’s Americas business segment achieved a 2011 Contribution result of $146.0 million against a budget of $144.7 million, which under his business unit payout schedule resulted in a payout equal to 100% of target for his 70% business unit STIP component. Based on these performance results, at its February 15, 2012 meeting the Committee reviewed and approved the decision to make payments to the named executive officers in accordance with the STIP program as follows:

Name	2011 Base Salary Earnings	Target %	Payout as % of Target	Payout
Carl T. Camden	$966,800	130%	139%	$1,747,000
George S. Corona	$573,000	90%	139%	$716,800
Michael S. Webster	$467,000	75%	112%	$392,300
Patricia A. Little	$520,000	65%	139%	$469,800
Daniel T. Lis	$416,000	65%	139%	$375,900

Notes:

•	The amount for Mr. Webster reflects a weighting of 70% on business segment Contribution results and 30% on corporate EPS results.

•	Payouts are rounded to the nearest $100 using standard rounding.

To support the Company’s focus on robust compensation program risk management, the Committee approved implementation of an Incentive Compensation Recovery (Clawback) Policy at its February 17, 2011 meeting. This policy applies to awards granted under STIP on or after January 1, 2011 to officers of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual incentive or other performance-based compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been properly reported.

Equity Incentive Plan

The Equity Incentive Plan (“EIP”) provides for long-term incentives to recognize executives for their contributions to the Company’s growth and profitability. Such compensation is also intended to help the Company retain and attract key employees, and it gives those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance. Though EIP allows for the payment of equity and non-equity awards, restricted stock has been the exclusive form of award over the past seven years because it is considered by the Committee to be an effective vehicle to achieve the Company’s long-term compensation objectives:

•	Alignment with stockholder interests;

•	Facilitate retention; and

•	Meaningful stock ownership.

The decision to grant stock-based awards for the named executives is considered by the Committee on an annual basis at their May meeting. The Committee considers Market Data, Company financial performance, individual performance, long-term potential, critical retention, award history and internal relativities to determine individual awards.

At its May 11, 2011 meeting the Committee approved the reinstatement of annual restricted stock awards for officers and the Company granted four-year restricted stock grants effective July 1, 2011 to the named executive officers, as detailed in the Grants of Plan Based Awards Table and in the Summary Compensation Table. The Company believes that such awards are an important component of competitive total compensation for our named executive officers and the four-year vesting feature supports the Company’s retention objective. The value of the restricted shares granted to each named executive officer provided a meaningful award that was still conservative relative to Market Data. In establishing the amount of the awards, the Committee took into account that the Company and the overall economy were still in the early stages of recovery from the recession.

An additional restricted stock award was also made to Ms. Little in July 2011 in accordance with the multi-year commitment made under her employment agreement. This was the last year such an award was due Ms. Little.

Approval of New Long-Term Incentive

At its December 2011 meeting, the Committee approved a new performance-based Long Term Incentive Plan (“LTIP”) for senior officers (including the named executive officers), which is subject to shareholder approval (see Proposal 3). The Committee engaged Aon Hewitt for assistance in the design of the LTIP, which is being put in place to support a focus on performance against long-term strategic measures and as a step in improving the competitive positioning of the Company’s long term incentive compensation, particularly at the named executive officer level. The first performance cycle under the new LTIP will cover fiscal years 2012 through 2014. The LTIP is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and any awards made under the LTIP will be subject to the Company’s Incentive Compensation Recovery (Clawback) Policy.

Stock Ownership Requirements

The Committee seeks to encourage meaningful stock ownership by the Company’s executives so as to align their interests more closely with the stockholders’ interests. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan (the “Stock Ownership Plan”) for senior officers.

“Stock Ownership” is defined in the Stock Ownership Plan to include stock owned by the executive officer directly and the “net value” of any restricted stock awards not vested. Net value is defined as 60% of the restricted stock award. The minimum share ownership requirement for senior officers by title is: Chief Executive Officer 70,000 shares, Chief Operating Officer 50,000 shares, Executive Vice President 30,000 shares and Senior Vice President 10,000 shares. The Stock Ownership Plan allows six years for senior officers to meet their stock ownership requirements.

After achievement of the minimum share ownership requirement, all executives are additionally required to retain ownership of 50% of the net value of future vestings of restricted stock, in order to build stock ownership over time.

Stock ownership levels must be maintained as long as the executive is employed by the Company and is a participant in the Stock Ownership Plan. The Committee reviews the executives’ progress toward and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within the specified time period, the Committee can eliminate or adjust the amount of any future equity awards.

As of December 31, 2011, all named executive officers had met their stock ownership requirement.

In November 2009, the Committee indefinitely suspended compliance with the Stock Ownership Plan’s minimum share ownership requirements due to the ongoing freeze on annual stock awards. The Committee reinstated compliance with the Stock Ownership Plan minimum share ownership requirements effective July 1, 2011, concurrent with the reinstatement of annual restricted stock awards for officers.

Retirement Plan

In order to provide a competitive total compensation package, the Company has established a nonqualified retirement plan. The named executive officers are eligible to participate in the Company’s Management Retirement Plan (the “MRP”). The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Code. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their incentive earnings. Matching and/or discretionary contributions may be made by the Company. There are no additional pension plans or qualified plans available to highly compensated U.S. employees including the named executive officers.

On an annual basis, the Committee reviews the Company matching contribution rate for the MRP. In February 2009, due to Company performance, the Company suspended this match. With the improvement in Company performance during 2010, the match was reinstated effective January 1, 2011.

On an annual basis, the Committee also reviews consideration of a discretionary Company contribution to the MRP based on Company financial performance. Discretionary contributions were suspended in 2008 and 2009 due to economic conditions and with the Company’s return to profitability were restored for 2010. In December 2011, the Committee determined that MRP participants and participants in the tax-qualified 401k plan should receive a discretionary Company contribution equal to 2.0% of 2011 eligible compensation, to be contributed in the First Quarter 2012. Eligible compensation is defined as a participant’s taxable base, commission and eligible bonus compensation paid by the Company as reported on Form W-2 for the Plan Year.

Health and Welfare Benefits

The health and welfare plans provided to the named executives are the same plans available to all employees, including Company-provided life insurance.

Perquisites

A modest level of perquisites is available to named executive officers:

Company aircraft — To facilitate conducting the Company’s business and provide a competitive advantage, a private aircraft is available. Senior executives may utilize the aircraft for business purposes. On rare occasions, when approved by the Chief Executive Officer, an executive may use the aircraft for personal non-business purposes. None of the named executive officers used the plane for personal purposes in 2011.

Vacation facility — A Company-owned condominium is available on a limited basis to employees at the Vice President level and above.

The total amount of perquisites in 2011 for each named executive officer was less than $2,000.

Tax and Accounting Implications

Deductibility of Executive Compensation

The stockholder-approved short- and long-term incentive plans have been designed so that the Company can provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Code and related regulations. The Code places a limit of $1 million on the amount of non performance-based compensation that can be deducted for tax purposes for the Chief Executive Officer and the other three highest paid executives (excluding the Chief Financial Officer) listed in the Summary Compensation Table. However, tax deductibility is only one factor considered in any decision regarding executive compensation. In order to best serve the Company and the interests of its stockholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide rewards consistent with the overall philosophy and objectives of the compensation program.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements under Section 409A of the Code (“Section 409A”). In November 2007, the Committee approved changes to the Company’s deferred compensation arrangements effective January 1, 2008 as required to comply with Section 409A. The Company believes it operates in good faith compliance with the statutory provisions which were effective January 1, 2005.

Compensation Committee Report

Prior to and at its meeting held on February 15, 2012 the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this proxy statement beginning on page 12. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this proxy statement.

This report is submitted by the Compensation Committee of the Board of Directors.

B. JOSEPH WHITE, CHAIR

JANE E. DUTTON

MAUREEN A. FAY

TERRENCE B. LARKIN

CONRAD L. MALLETT, JR.

LESLIE A. MURPHY

DONALD R. PARFET

Summary Compensation Table 2011

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Carl T. Camden President and Chief Executive Officer	2011	966,800	—	1,007,400	—	1,747,000	—	85,671	3,806,871
	2010	934,650	—	1,098,000	—	583,200	—	6,653	2,622,503
	2009	930,000	—	—	—	—	—	27,565	957,565
George S. Corona Executive Vice President and Chief Operating Officer	2011	573,000	—	587,650	—	716,800	—	41,267	1,918,717
	2010	552,750	—	640,500	—	238,800	—	4,216	1,436,266
	2009	550,000	—	337,750	—	—	—	6,983	894,733
Michael S. Webster Executive Vice President and General Manager - Americas	2011	467,000	—	419,750	—	391,200	—	33,006	1,310,956
	2010	452,250	—	457,500	—	162,800	—	3,449	1,075,999
	2009	450,000	—	270,200	—	—	—	5,678	725,878
Patricia A. Little Executive Vice President and Chief Financial Officer	2011	520,000	—	646,415	—	469,800	—	36,651	1,672,866
	2010	502,500	—	643,800	—	156,800	—	3,833	1,306,933
	2009	500,000	—	152,550	—	—	—	3,377	655,927
Daniel T. Lis Senior Vice President, General Counsel and Corporate Secretary	2011	416,000	—	201,480	—	375,900	—	29,011	1,022,391

(1)	Represents 2009, 2010 and 2011 actual base salary earnings.

(2)

Reflects market value as determined by multiplying the number of shares granted by the Fair Market Value (FMV) on the grant date. FMV is determined by the closing price on the date of grant. The FMV for Restricted Stock Awards granted on July 1, 2011 is $16.79. The FMV for the Restricted Stock Awards granted on July 1, 2010 to Ms. Little is $13.80 and to all named executive officers on December 1, 2010 is $18.30. The FMV for Restricted Stock Awards granted to Messrs. Corona and Webster on January 2, 2009 is $13.51 and Ms. Little on July 1, 2009 is $11.30.

(3)

Amounts for named executive officers include premiums paid for life insurance, company contributions to the Management Retirement Plan (MRP) and Medicare tax gross-ups on those MRP contributions. (See table below.) No highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Code, including the named executive officers, are eligible to participate in the Company’s tax-qualified retirement plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified retirement plan. Perquisites provided to the named executive officers were less than $2,000 per individual and in accordance with the rules were not included in the amounts reported above.

Name	Group Term Life Premiums	Company MRP Contributions	MRP Gross-Ups	Total All Other Compensation
Carl T. Camden	$1,980	$82,334	$1,357	$85,671
George S. Corona	$1,481	$39,156	$630	$41,267
Michael S. Webster	$1,212	$31,276	$518	$33,006
Patricia A. Little	$1,346	$34,336	$969	$36,651
Daniel T. Lis	$1,077	$27,468	$466	$29,011

Grants of Plan-Based Awards 2011(1)

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	Grant Date Market Value of Stock Awards Granted (6)
Name	Grant Date (2)	Approval Date (2)	Thres- hold ($)(3)	Target ($)	Maximum ($)(4)
Carl T. Camden	7/1/2011	5/11/2011	—	1,256,840	2,000,000	60,000	1,007,400
George S. Corona	7/1/2011	5/11/2011	—	515,700	1,031,400	35,000	587,650
Michael S. Webster	7/1/2011	5/11/2011	—	350,250	700,500	25,000	419,750
Patricia A. Little	7/1/2011	5/11/2011	—	338,000	676,000	38,500	646,415
Daniel T. Lis	7/1/2011	5/11/2011	—	270,400	540,800	12,000	201,480

(1)

The Company did not maintain an equity incentive plan (as defined under the executive compensation disclosure rules) and did not grant stock options during the 2011 fiscal year. Accordingly, these columns have been eliminated from the table.

(2)

The grants dated July 1, 2011 to named executive officers were annual grants and were approved by the Compensation Committee on May 11, 2011. The grant for Ms. Little includes a grant of 13,500 shares as the third of three equal grants to be made on the anniversary date of Ms. Little’s hire in compliance with her offer of employment.

(3)

Payout for threshold performance under the annual cash incentive plan (STIP) is 0% of eligible base salary earnings. Each additional increment above the threshold earns prorated incentive payments up to the maximum as discussed in the Compensation Discussion and Analysis on pages 15-16.

(4)	STIP maximum is 200% of target with an individual maximum payout of no more than $2,000,000 as required under the STIP.

(5)	Restricted Stock Awards granted July 1, 2011 vest ratably on each of the first four anniversaries of the date of grant (25% per year).

(6)

Market value is determined by multiplying the number of shares granted by the Fair Market Value (FMV) on the grant date. FMV is determined by the closing price on the date of grant. The FMV for the Restricted Stock Awards granted on July 1, 2011 is $16.79.

Outstanding Equity Awards at Fiscal Year End 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Carl T. Camden	4,000	—		$22.40	2/12/2012
	7,000	—		$22.40	2/12/2012
	20,926	—		$24.53	6/2/2013
	4,074	—		$24.53	6/2/2013
	20,000	—		$25.15	11/6/2013
	3,942	—		$28.02	6/1/2014
	14,058	—		$28.02	6/1/2014

	74,000	—				117,500	(1)	$1,607,400	—	—

George S. Corona	2,870	—		$24.53	6/2/2013
	4,548	—		$28.02	6/1/2014
	2,952	—		$28.02	6/1/2014

	10,370	—				78,750	(2)	$1,077,300	—	—

Michael S. Webster	1,516	—		$28.02	6/1/2014
	984	—		$28.02	6/1/2014

	2,500	—				58,750	(3)	$803,700	—	—

Patricia A. Little	0	—				79,125	(4)	$1,082,430	—	—

Daniel T. Lis	3,750	—		$24.91	7/29/2013
	7,371	—		$28.02	6/1/2014
	1,629	—		$28.02	6/1/2014

	12,750	—				24,250	(5)	$331,740	—	—

(1)

Represents total number of unvested shares from the following grant dates and original vesting schedules: June 1, 2008 — 4-year graded vesting/12,500 shares remaining, December 1, 2010 — 4-year graded vesting/45,000 shares remaining, and July 1, 2011 — 4-year graded vesting/60,000 shares remaining.

(2)

Represents total number of unvested shares from the following grant dates and original vesting schedules: June 1, 2008 — 4-year graded vesting/5,000 shares remaining, January 2, 2009 — 4-year graded vesting/12,500 shares remaining, December 1, 2010 — 4-year graded vesting/26,250 shares remaining, and July 1, 2011 — 4-year graded vesting/35,000 shares remaining.

(3)

Represents total number of unvested shares from the following grant dates and original vesting schedules: June 1, 2008 — 4-year graded vesting/5,000 shares remaining, January 2, 2009 — 4-year graded vesting/10,000 shares remaining, December 1, 2010 — 4-year graded vesting/18,750 shares remaining, and July 1, 2011 — 4-year graded vesting/25,000 shares remaining.

(4)

Represents total number of unvested shares from the following grant dates and original vesting schedules: June 1, 2008 — 4-year graded vesting/5,000 shares remaining, July 1, 2009 — 4-year graded vesting/6,750 shares remaining, July 1, 2010 — 4-year graded vesting/10,125 shares remaining, December 1, 2010 — 4-year graded vesting/18,750 shares remaining, and July 1, 2011 — 4-year graded vesting/38,500 shares remaining.

(5)

Represents total number of unvested shares from the following grant dates and original vesting schedules: June 1, 2008 — 4-year graded vesting/3,250 shares remaining, December 1, 2010 — 4-year graded vesting/9,000 shares remaining and July 1, 2011 — 4-year graded vesting/12,000 shares remaining.

Option Exercises and Stock Vested Fiscal Year 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Carl T. Camden	—	—	37,500	$591,450
George S. Corona	—	—	17,500	$271,513
Michael S. Webster	—	—	15,000	$235,938
Patricia A. Little	—	—	18,000	$286,220
Daniel T. Lis	—	—	8,125	$128,790

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2011

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(5)
Carl T. Camden	102,668	82,334	(114,310)	—	2,205,851
George S. Corona	45,840	39,156	6,486	—	829,911
Michael S. Webster	46,700	31,276	19,878	—	574,655
Patricia A. Little	41,600	34,336	14,629	—	264,786
Daniel T. Lis	41,600	27,468	(8,492)	—	1,091,283

(1)

Executives may defer a percentage of their base salary (up to 25%) and incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)

In 2011, the Company authorized a discretionary contribution for all participants in MRP (as well as all participants in the tax-qualified 401(k) plan) equal to 2.0% of 2011 eligible compensation as defined on page 18. In February 2009, due to Company performance, the Company suspended the Company matching contributions (50% of the first 8% of salary and incentive earnings). The match was reinstated effective January 1, 2011. Registrant Contributions in Last Fiscal Year above represent discretionary and Company matching contributions, and they are also reported as “All Other Compensation” in the Summary Compensation Table.

(3)

Represents actual earnings from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the tax-qualified 401(k) plan and are not “above market;” therefore, they are not included in the Summary Compensation Table.

(4)

Participants may elect to receive distributions after separation from service or the later of a specified age and separation of service. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant.

(5)

Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table in 2006-2011: Carl T. Camden ($1,024,916), George S. Corona ($381,683), Michael S. Webster ($255,091), Patricia A. Little ($194,698), and Daniel T. Lis ($243,222 — Mr. Lis was named in the 2006 and 2011 proxies only).

Potential Payments Upon Termination or Change in Control

In order to provide a mechanism to ensure retention of the named executive officers, the Board of Directors, upon the recommendation of the Compensation Committee, adopted an Executive Severance Plan (the “Severance Plan”) in April 2006. The Severance Plan provides severance benefits to certain executive officers of the Company as outlined in the Plan, in the event their employment is terminated under certain circumstances as explained below. The Company does not provide special benefits upon a change in control or upon a termination following a change in control.

Under the portion of the Severance Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., termination without cause by the Company or for good reason by the named executive officer, each as is defined in the Severance Plan). In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. The eligible named executive officer would also be entitled to payment of vested benefits, if any.

If the eligible named executive officer experiences a qualifying termination, the named executive officer would be entitled to the then-current target incentive established under the Company’s annual incentive plan for the year in which the named executive officer’s termination occurs. The target incentive would be adjusted on a pro rata basis according to the number of calendar days the eligible named executive officer was actually employed during such plan year. The named executive officer would not receive any payment under STIP since a participant must be employed on the date the STIP award is paid.

The eligible named executive officer would receive salary continuation payments in an amount equal to such multiple as may be identified in the Plan times the named executive officer’s base salary. The table following indicates the applicable multiple for each named executive officer. As identified in the table, certain named executive officers would be eligible to receive incentive continuation payments. The combination of salary continuation (and incentive continuation if applicable) amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice. All but $490,000 of the total severance would be paid in equal installments between the date of termination and March 15 of the calendar year following the year of termination. The balance ($490,000) would be paid in equal installments over the severance period. The payments are divided in this fashion to avoid the possibility of penalties under Code Section 409A.

The Company would provide comparable medical, dental, vision and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage.

The named executive officer, identified in the Severance Plan, will be eligible to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible named executive officers, as a condition to receiving payments under the Severance Plan, are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

During this period the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered under the Severance Plan may not disparage, slander or injure the business reputation or goodwill of the Company. Noncompliance may result in the loss of severance benefits.

The following tables include the eligible named executive officers covered by the Severance Plan. The tables reflect different elements payable under the Severance Plan and their value if a named executive officer, who is a party to the Severance Plan, would experience a qualifying termination on December 30, 2011. All other continuation amounts would be paid over the salary continuation period in compliance with Section 409A.

Executive Severance Plan Elements 2011

Name	Severance Plan Multiple (#)	Eligible for Incentive Earned but Not Paid As of 12/30/11	Eligible for Salary Continuation	Eligible for Incentive Continuation	Medical Plan Provided During Continuation Period	Reimbursement of Professional Outplacement Services
Carl T. Camden	2	Yes	Yes	Yes	Yes	Yes
George S. Corona	1	Yes	Yes	No	Yes	Yes
Michael S. Webster	1	Yes	Yes	No	Yes	Yes
Patricia A. Little	1	Yes	Yes	Yes	Yes	Yes
Daniel T. Lis	2	Yes	Yes	Yes	Yes	Yes

Executive Severance Values 2011

Name	Value of Incentive Earned but Not Paid as of 12/30/11 ($)(1)	Value of Salary Continuation ($)(2)	Value of Incentive Continuation ($)(3)	Value of Medical Plan Provided During Continuation Period ($)(4)	Allowed Reimbursement of Professional Outplacement Services ($)	Total Company Severance Expense ($)(5)
Carl T. Camden	$1,256,840	$1,970,000	$2,513,680	$20,966	$10,000	$5,771,486
George S. Corona	$515,700	$585,000	$0	$9,984	$10,000	$1,120,684
Michael S. Webster	$350,250	$475,000	$0	$9,984	$10,000	$845,234
Patricia A. Little	$338,000	$530,000	$338,000	$9,600	$10,000	$1,225,600
Daniel T. Lis	$270,400	$848,000	$540,800	$17,338	$10,000	$1,686,538

(1)

The Value of Incentive Earned but Not Paid represents the calculated target incentive for the named executive officers if they had terminated on December 30, 2011. If the termination date is other than the last day of the year, incentive earned would equal the target incentive prorated for the number of days worked in the year.

(2)	The Value of Salary Continuation is calculated by taking the annual salary times the relevant severance plan multiple according to the Severance Plan.

(3)

The Value of Incentive Continuation is calculated by taking the annual target incentive times the relevant severance plan multiple according to the Severance Plan, for the named executive officers to whom this element applies.

(4)

The Value of Medical Plan Provided is calculated as the Company-paid portion of the Medical Plan cost times the number of months eligible according to the Severance Plan. Costs include medical, dental and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Executive continues to make normal employee contributions during the severance period.

(5)

Total Company Severance Expense is the sum of the Value of Incentive Earned but Not Paid, Salary Continuation, Incentive Continuation, Medical Plan Provided and Allowed Reimbursement of Outplacement Services.

Payment Upon Death

In the event of a named executive officer’s death while employed, the named executive officer’s beneficiary would receive a group-term life insurance benefit equal to the lesser of two times current base salary or $1.5 million. The amounts shown in the following table would have been payable under the Company-paid group term life plan if the named individuals had died on the last business day of the fiscal year.

Name	Group Term Life Death Benefit
Carl T. Camden	$1,500,000
George S. Corona	$1,170,000
Michael S. Webster	$950,000
Patricia A. Little	$1,060,000
Daniel T. Lis	$848,000

Treatment of Unvested Equity Awards in the Event of Death or Disability

In the event of a named executive officer’s termination of employment due to disability or death, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata settlement of unvested restricted stock outstanding at the time of termination. For each grant of restricted stock, the number of restricted shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. The value of this pro rata settlement (assuming the December 30, 2011 stock value of $13.68) is shown in the table below.

Name	Value of Accelerated Vesting of Restricted Stock $
Carl T. Camden	$217,306
George S. Corona	$193,258
Michael S. Webster	$156,596
Patricia A. Little	$152,191
Daniel T. Lis	$49,398

Director Compensation

At its meeting following the 2011 Annual Meeting of Stockholders, Mr. Adderley and the independent members of the Board of Directors agreed to continue in force a ten percent reduction in annual compensation initiated in 2009. As a consequence, an independent Director’s base retainer was reduced from $150,000 to $135,000, the Lead Director retainer was reduced from $20,000 to $18,000, the Audit Committee chair’s retainer was reduced from $12,500 to $11,250 and the Compensation and Corporate Governance and Nominating chair retainers were reduced from $7,500 to $6,750. Effective January 1, 2012 all retainers were reinstated; a pro-rata adjustment will be reflected in the full year compensation paid in 2012.

Under the Non-Employee Directors Stock Plan, which was approved at the May 6, 2008 Annual Meeting of Stockholders, the Board of Directors is required to determine annually the percentage of their base retainer which will be used to acquire shares of Class A Common Stock and thus meet their stock ownership requirements. At the meeting of the Board of Directors following the 2011 Annual Meeting of Stockholders the Board agreed that one-third of their adjusted base retainer be applied to the purchase of shares.

The Directors were not awarded options pursuant to the 1999 Non-Employee Directors Stock Option Plan during 2011.

The following table sets forth the compensation paid to Mr. Adderley in his capacity as Chairman of the Board of Directors and to each of the non-officer Directors.

Name	Fees Earned or Paid in Cash		Stock Awards(1)		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
C. M. Adderley	$89,985		$45,015		—	—	—	—	$135,000
T. E. Adderley	—		—		—	—	—	$868,765	$868,765	(2)
J. E. Dutton	$89,985		$45,015		—	—	—	—	$135,000
M. A. Fay	$96,735		$45,015		—	—	—	—	$141,750
T. B. Larkin	$89,985		$45,015		—	—	—	—	$135,000
C. L. Mallett, Jr.	$110,451	(3)	$55,259	(3)	—	—	—	—	$165,710
L. A. Murphy	$101,235		$45,015		—	—	—	—	$146,250
D. R. Parfet	$107,985		$45,015		—	—	—	—	$153,000
B. J. White	$96,735		$45,015		—	—	—	—	$141,750
T. Saburi(4)	—		—		—	—	—	—	—

(1)	Represents the aggregate fair market value of grants of 2,285 shares of the Company’s Class A common stock having a fair market value of $19.70 per share on the award date of May 12, 2011.

(2)

Mr. Adderley is eligible to participate in the Company’s benefit plans and Management Retirement Plan. Other compensation includes base salary of $848,500, which reflects Mr. Adderley’s voluntary reduction of ten percent on an annualized basis. Other compensation includes employer provided life insurance in the amount of $17,304, the incremental cost to the Company for personal use of airplane totaling $12,581 and a Medicare tax gross-up on the Company’s contributions to the Management Retirement Plan in the amount of $956. Mr. Adderley is not eligible to participate in the Company’s Short Term Incentive Plan or Equity Incentive Plan. The Company also furnishes administrative staff support to Mr. Adderley related to his duties as Chairman of the Board.

(3)

Following his appointment to the Board of Directors in February 2011, Mr. Mallett received a pro-rata share of the Director’s annual retainer which was paid two-thirds in cash ($20,466) and the balance in stock (460 shares valued at the $22.27 per share closing price on February 17, 2011.)

(4)	Messrs. Camden and Saburi serve as designated representatives on the Boards of Directors of Temp Holdings Co., Ltd. and the Company, respectively; such service is without compensation.

Election of Directors

Proposal 1

Under our Restated Certificate of Incorporation the Board of Directors is to consist of no fewer than five and no more than eleven members, the exact number of directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of directors constituting the whole Board at eleven. Directors are elected annually for one year terms.

The Board of Directors recommends that the nominees named on the following page be elected to serve as Directors for the one year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending December 30, 2012.

If a nominee is unavailable for election for any reason on the date of the election of the director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the Annual Meeting. The Director will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting.

Listed on the following page are the names of the persons nominated for election as directors of the Company, each of whom is currently a director of the Company, their ages, principal occupations, other public companies of which they are directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years) and the year in which they first became a director of the Company.

Nominees for Election as Director to be Elected for a One-Year Term

Name and Age	Year of Expiration of Elective Term	Principal Occupation	Year First Elected as Director
Terence E. Adderley	2012	Chairman of the Board of Directors. Formerly: Chief Executive Officer (1987 — 2006).	1962
Age 78
Carol M. Adderley Age 52	2012	Writer and researcher in the Humanities.	2010
Carl T. Camden Age 57	2012	President and Chief Executive Officer (2006). Director, Temp Holdings Co., Ltd. Formerly President and Chief Operating Officer (2001 — 2006).	2002
Jane. E. Dutton Age 59	2012	Robert L. Kahn, Distinguished University Professor of Business Administration and Psychology, The University of Michigan.	2004
Maureen A. Fay, O.P. Age 77	2012	President Emerita of the University of Detroit Mercy.	1997
Terrence B. Larkin Age 57	2012	Executive Vice President, Business Development and General Counsel, Lear Corporation (2008). Formerly: Partner, Bodman LLP (1986 — 2007).	2010
Conrad L. Mallett, Jr. Age 58	2012	DMC Chief Administrative Officer (2011). Formerly: President and Chief Executive Officer, Sinai-Grace Hospital (2004 — 2011). Director, Lear Corporation.	2011
Leslie A. Murphy Age 60	2012	President and CEO, Murphy Consulting, Inc. (2008); Certified Public Accountant. Formerly: Plante & Moran Partner (1983 — 2007); Past Chair of the Board of Directors of the American Institute of Certified Public Accountants; Continued service as member of AICPA’s Governing Council and member of Assurance Services Executive Committee.	2008

Donald R. Parfet Age 59	2012	Managing Director of Apjohn Group, LLC; General Partner of Apjohn Ventures Fund. Director, Rockwell Automation, Inc. and member of Audit Committee and Compensation and Management Development Committee (2008).	2004
Toshio Saburi Age 62	2012	Executive Director and Member of the Board of Directors of Temp Holdings Co., Ltd. (2008); Tempstaff Corporate Planning Division (2005).	2010
B. Joseph White Age 64	2012	President Emeritus and the James F. Towey Professor of Business and Leadership, University of Illinois (2009); Trustee, Equity Residential, Inc. (Chairman, Corporate Governance Committee; Member, Compensation Committee). Formerly: President, University of Illinois (2005 — 2009).	1995

Advisory Vote on Executive Compensation

Proposal 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the “Compensation Discussion and Analysis,” our executive compensation program is designed to align pay “at risk” with performance and retain, attract and reward our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the Company’s financial performance, individual performance, long-term potential and critical retention as well as market realities. Please read the “Compensation Discussion and Analysis” beginning on page 12 for additional details about our executive compensation program, including information about the fiscal year 2011 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Approval of Kelly Services, Inc. Equity Incentive Plan

Proposal 3

The Company previously adopted the Kelly Services, Inc. Equity Incentive Plan (the “Plan” or the “Equity Incentive Plan”), which was approved by the Company stockholders on May 4, 2005. The Board of Directors of the Company subsequently amended the Plan on November 6, 2006, November 8, 2007, and February 18, 2010 and adopted an amendment and restatement of the Plan effective December 31, 2011. The Plan provides for the grant to officers and employees of the Company of options to purchase shares of Class A stock and other equity-based Awards, which may be incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance awards denominated in cash amounts, performance shares, performance share units, or other stock-based awards (collectively, “Awards”).

The Board of Directors is asking the Company’s stockholders to approve the Equity Incentive Plan, as amended and restated, to retain the qualification of certain Awards as “performance-based compensation” under Section 162(m) of the Code. Treasury Regulations require stockholder approval of the Plan at least every five years for this purpose.

A summary of the principal features of the Equity Incentive Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement.

The Company’s Board of Directors unanimously recommends that you vote “FOR” approval of the Equity Incentive Plan.

Description of the Equity Incentive Plan

The following summary outlines the principal features of the Equity Incentive Plan.

Purpose.    The purpose of the Plan is to provide for long-term incentive or other performance related compensation to selected key employees of the Company or an affiliated entity of the Company for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain superior employees, and to give those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

Eligibility.    The persons who are eligible to receive Awards pursuant to the Plan are employees of the Company or any affiliated entity of the Company who are designated by the Committee (as defined below) from time to time. The Company estimates that approximately 100 of its employees would currently be eligible for Awards under the Plan.

Administration.    The Equity Incentive Plan is administered by the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan (the “Committee”). The Committee must be comprised of two or more “non-employee” directors within the meaning of Rule 16b-3 of the SEC. In addition, to the extent that the Company determines it desirable to qualify Awards granted under the Plan as “performance-based compensation” under Code Section 162(m), the Committee must be comprised of two or more “outside directors” within the meaning of Code Section 162(m).

The Committee may delegate to the chief executive officer of the Company, if also a director, authority to grant Awards under the Plan to employees who are not required to report transactions in Company stock (“Section 16 Reporting Persons”) or who are not senior vice presidents or officers of higher rank.

Award Types.    The Equity Incentive Plan permits the Committee to grant, in its discretion, incentive stock options, non-qualified stock options, SARs, restricted shares, restricted share units, performance awards denominated in cash amounts, performance shares, performance share units, additional shares, or other stock-based awards, each of which is described hereafter.

Maximum Number of Shares Awardable Under the Plan.    The Equity Incentive Plan is designed as a so-called “evergreen” plan in that it does not specify a maximum number of shares of Class A stock that may be issued and made subject to issuance over the life of the Plan. Instead, it provides that, at any given time, the maximum number of shares that may be issued and made subject to future issuance shall equal 10% of the number of shares of Class A stock that were outstanding (exclusive of treasury shares) as of the end of the immediately preceding Company fiscal year (rounded downward if necessary to eliminate fractional shares), reduced to take into account various Awards made during the period consisting of the immediately preceding four complete fiscal years of the Company and its then-current fiscal year to date (the “Adjustment Period”), and increased by the number of shares as to which stock options granted during the Adjustment Period have since expired or terminated for any reason other than exercise of such options or related SARs or by any shares transferred to the Company to satisfy the exercise price of any options. Stock options, SARs and other equity-based Awards assumed by the Company in a merger or acquisition of another company will not count against the shares available for Award under the Plan.

In addition, the number of shares covered by outstanding incentive stock options, plus the number of shares issued in settlement of exercised incentive stock options under the Plan, may not exceed 4,000,000 shares.

Cash Denominated Award Limits.    The maximum amount payable with respect to a cash-denominated performance award during any performance period is $500,000 multiplied by the number of years included in such performance period.

Incentive Stock Options.    Incentive stock options entitle the holder to purchase a certain number of shares of Class A stock at an exercise price specified at the time the option is granted. The exercise price per share of Class A stock that may be purchased under an incentive stock option may not be less than 100% of the fair market value of a share of Class A stock on the date the option is granted (110% in the case of certain stockholders). The aggregate fair market value of all shares of Class A stock subject to incentive stock options that become exercisable for the first time during any year may not exceed $100,000.

Non-Qualified Stock Options.    Non-qualified stock options, which are stock options that are not incentive stock options, entitle the holder to purchase a certain number of shares of Class A stock at an exercise price which is at least equal to 100% of the fair market value of a share of Class A stock on the date the option is granted.

Number of Shares Underlying Options.    The maximum number of shares that may be granted as options (whether or not in tandem with SARs) during any consecutive five calendar years to any single employee is 750,000.

Exercisability of Options.    At the time of grant, the Committee will specify the time at which any portion of an option first becomes exercisable and the latest date on which the option may be exercised. The expiration date for any incentive stock option granted to a 10% owner will not be longer than five years after the date of grant, and the expiration date for any other option will not be longer than ten years after the date of grant. The Committee shall determine the disposition of the grant of each option in the event of the death, disability or other termination of employment of an employee. The Committee may, in its discretion, accelerate the exercisability of any portion of an option or provide for automatic acceleration of exercisability upon the occurrence of such events as it may specify, such as upon the death or disability of a grantee.

Option Price.    The Committee will determine the exercise price per share of options but in no event will the exercise price be less than the fair market value of a share of Class A stock on the date the option is granted. Except as otherwise limited by the Committee at the time of grant, payment for shares of Class A stock purchased upon exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (1) entirely in cash; (2) by delivery of whole shares of Class A stock owned by the option holder for more than six months on the date of surrender; or (3) pursuant to a cashless exercise program implemented by the Company in connection with the Plan.

Restoration Options.    The Committee may provide that an option shall also carry with it a right to receive another option (a “Restoration Option”) in certain circumstances. A Restoration Option may be created at the time of grant of an option or at any other time while the grantee continues to be eligible for Awards and the original option is outstanding. A Restoration Option may arise only if, earlier than six months before the expiration date of the prior option, the grantee exercises the prior option while still an employee and pays all or some of the exercise price in shares of Class A stock that have been owned by the grantee for at least six months prior to exercise. The number of shares subject to the Restoration Option shall be the number of whole shares delivered in exercise of the prior option, subject to Plan limitations on the number of shares that may be granted under the Plan. The per share exercise price of a Restoration Option shall be the fair market value of a share of Class A stock on the date the Restoration Option arises, and the expiration date of the Restoration Option shall be the same as that of the prior option. The Restoration Option will be a non-qualified stock option and will first become exercisable six months after it arises.

SARs.    SARs are rights that, when exercised, entitle the holder to the appreciation in value of the number of shares of Class A stock specified in the grant from the date granted to the date exercised. An exercised SAR may be settled in cash or stock, or any combination of cash and stock, as specified by the holder. SARs may be either stand-alone SARs, which are not granted in conjunction with an option, or tandem SARs, which may be granted at the same time as or subsequent to the time that its related option is granted. The exercise price of a tandem SAR will be the exercise price per share under the related option (but not less than the fair market value of a share of Class A stock on the date of the grant of the SAR), and the exercise price per share subject to a stand-alone SAR will not be less than the fair market value of a share of Class A stock on the effective date of grant of the SAR. A SAR will be exercisable after a grantee’s termination of employment to the extent and during such period as determined in the Committee’s discretion, and as set forth in the Award agreement evidencing such SAR. Tandem SARs related to an incentive stock option are exercisable only when the fair market value of a share of Class A stock exceeds the exercise price of the incentive stock option.

Restricted Shares.    Restricted shares consist of shares of Class A stock issued under the Plan that are subject to certain restrictions established by the Committee, which may include the achievement of performance goals specified by the Committee. Restricted stock awards may not be disposed of by the recipient until the restrictions imposed by the Committee have lapsed. If a grantee remains an employee throughout the restriction period (which may not be less than 12 months), and upon satisfaction of any other restrictions imposed by the Committee, the restricted stock award will become fully vested. If the grantee ceases to be an employee during the restriction period due to death or disability, the Award shall be vested in proportion to the then elapsed portion of the restriction period, and the remainder of the Award will be forfeited, unless the Committee determines to waive the forfeiture. If the grantee otherwise ceases to be an employee during the restriction period, the Committee shall determine the disposition of the Award. The grantee of restricted shares will receive any cash dividends paid with respect to such shares during the restriction period. Any non-cash dividends will be retained by the Company and will be paid upon the vesting of the restricted shares.

Restricted Share Units.    Restricted share units are Awards that may consist of Class A stock, cash equivalents of Class A stock, or a combination of both. Payout of a restricted share unit award is subject to certain restrictions established by the Committee, which may include the achievement of performance goals specified by the Committee. If a grantee remains an employee throughout the restriction period (which may not be less than 12 months), and upon satisfaction of any other restrictions imposed by the Committee, the Award shall be settled in cash, whole shares of Class A stock, or a combination of cash and stock, as the Committee shall determine.

Performance Awards Generally.    The following terms apply to all “performance awards” granted under the Plan. Performance awards may be either cash-denominated performance awards or performance shares or performance share units, which are denominated in shares of Class A stock or share units. All performance awards are subject to forfeiture if performance goals are not attained. The value of any such stock awarded will be the fair market value of the stock on the date of settlement. At the time of grant, the Committee shall establish a performance period with respect to the performance award of not less than one year nor more than five years. If the performance award is granted during the first quarter of the Company’s fiscal year, the performance period will begin on the first day of the fiscal year. Otherwise, the performance period will begin on the date of grant. At the time of grant, the Committee will also establish one or more business performance goals for the performance period, and the weight to be given each such goal. All performance goals established by the Committee must also be approved by the Board. The initial performance goals may be modified or adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established.

Performance Awards to Employees Other than Named Executive Officers.    The following terms apply only to performance awards granted to employees who are not named executive officers and to performance awards that the Committee otherwise does not designate as subject to the requirements of Section 162(m) of the Code, as explained in more detail in the following section entitled “Performance Awards to Named Executive Officers.” As soon as practicable after the end of the performance period, the Committee will determine the extent to which the performance goals for the related performance award were attained. If the Committee determines that the performance goals were fully attained, and, subject to the terms of any applicable Award agreement, if the grantee of the performance award has remained an employee throughout the performance period, the performance award will become fully vested according to its terms. However, if the grantee did not remain employed by the Company throughout the performance period due to the employee’s death, disability or termination by the Company without “cause” (as such term is defined on the following page), at the end of the performance period the grantee will be entitled to receive a pro-rata portion of the part of his or her performance award that would have otherwise vested if the grantee’s employment had continued until the end of the performance period. The remainder of such grantee’s performance award will be forfeited unless the Committee decides to waive such forfeiture. If the grantee ceases to be an employee during the performance period for any reason other than death, disability, or termination by the Company without cause, the Committee shall determine the disposition of the performance award at the end of the performance period, which disposition may include forfeiture of all or a portion of the Award. Performance awards that vest will be settled as soon as practicable after the vesting date and no later than two and one-half months after the end of the calendar year in which vesting occurs. “Cause” means: (i) the grantee’s failure to perform his or her duties, provided that to the extent such failure is reasonably susceptible to cure, such failure is not cured within a reasonable period of time after notice; (ii) the grantee’s gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; (iii) the grantee’s conviction of, or plea of guilty or nolo contendere, to any felony or to any other crime which involves the personal enrichment of the grantee at the expense of the Company; or (iv) the grantee’s material breach of the Company’s Code of Business Conduct and Ethics.

At the end of the performance period, the Committee may recommend a grant of additional shares of Class A stock to the grantee of a performance award that is to be settled in shares if the grantee is then an employee and the Committee determines that satisfaction of the performance goals so warrants. Additional shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

An Award of performance share units or any cash-denominated performance award that vests shall be settled in cash, whole shares of Class A stock or a combination of cash and stock, as the Committee shall determine, as soon as practicable after the vesting date.

Performance Awards to Named Executive Officers.    In order to facilitate exemption of compensation paid in connection with performance awards to named executive officers of the Company (the chief executive officer and the three other most highly compensated executive officers other than the chief executive officer or the chief financial officer) from the $1 million tax deduction limit imposed by Code Section 162(m), the Plan requires that such Awards be “performance-based” and that certain other requirements be met. In addition, if an Award of restricted shares, restricted share units, or other stock-based awards are intended to qualify as “performance-based,” then all requirements described under this subsection will apply to such Awards. The requirements included in this section also extend to any Award to an employee of the Company that the Committee reasonably believes may become a named executive officer if the Committee designates the Award to be subject to Section 162(m)’s requirements.

Performance awards may be granted to named executive officers only during the first quarter of the Company’s fiscal year. Subject to the general limits on Award amounts, the maximum number of performance shares and/or performance share units that may be granted to any given named executive officer with respect to a single performance period is 100,000. In addition, the maximum number of options, stand-alone SARs or other stock — based awards that may be granted to any named executive officer during any consecutive five calendar years is 750,000. The maximum amount payable with respect to a cash-denominated performance award during any performance period is $500,000 multiplied by the number of years included in such performance period.

At or prior to the grant of any performance award to a named executive officer, the Committee shall establish one or more objectively determinable performance goals for the Award relating to one or more of the following areas of Company performance over the relevant performance period: earnings (which includes similar measurements such as net profits, operating earnings, and net income, and may be calculated before or after taxes, interest, depreciation, amortization or taxes) or earnings per share of Class A stock; revenues; cash flow; return on revenues, sales, assets or equity; customer or employee retention; customer satisfaction;

expenses or expense levels; one or more operating ratios; stock price; market share; capital expenditures; net borrowing, debt leverage levels, credit quality or debt ratings; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; the Company’s Quality Management System; shareholder return; organizational health/productivity; sales volume; and/or brand or product recognition/acceptance. The Committee may elect to determine such performance goals on an annual or cumulative basis, or based on some other portion of the performance period.

At the same time, the Committee shall establish a “payout” schedule for the performance award, which shall range from zero percent of the cash-denominated performance award, performance shares and/or performance share units constituting the Award (if actual Company results for the period do not at least equal a minimum amount or level specified by the Committee) to two hundred percent of such Award (if actual Company results for the performance period at least equal the performance goal(s) established) and shall be structured so as to permit objective determination of payouts over the full range of actual Company results.

In connection with the establishment of the performance goal(s), at the time a performance award is granted, the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not taken into account when actual Company results relating to such goal(s) are calculated. The only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the payout schedule shall be objectively determinable adjustments for the items or events so specified.

The Committee may establish other preconditions to the payout of Awards, including preconditions the satisfaction of which may call for subjective determinations by the Committee. The payout on any performance award may also be reduced if, in the Committee’s judgment, the individual performance of the named executive officer during the performance period has not warranted the payout so calculated. In no event shall the payout on any performance award exceed the payout permissible under the Award’s payout schedule nor shall any additional shares or additional cash amount be granted to any named executive officer under the Plan so long as Code Section 162(m) remains in effect.

As soon as practicable following the completion of the performance period applicable to a performance award, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the performance award earned by the named executive officer.

If a performance award is granted to a named executive officer and the grantee ceases to be an employee before the end of the performance period due to the grantee’s death, disability or termination by the Company without cause (as defined on page 36), at the end of the performance period the grantee will be entitled to receive a pro-rata portion of the part of his or her performance award that would have otherwise vested if the grantee’s employment had continued until the end of the performance period. The remainder of such grantee’s performance award will be forfeited. If the grantee ceases to be an employee during the performance period for any reason other than death, disability or termination by the Company without cause, the grantee will immediately forfeit his or her performance award in its entirety. Performance awards that vest will be settled as soon as practicable after the vesting date and no later than two and one-half months after the end of the calendar year in which vesting occurs.

Foreign Awards.    The Committee may modify the terms of an Award that is an option, SAR, restricted share, restricted share unit, or performance award, for grant to an employee who is subject to the tax or other laws of a country other than the United States, and may grant such modified Award, and structure and grant other types of Awards related to appreciation in value of Class A stock, to such an employee, as the Committee determines necessary or desirable in order to provide such grantee with benefits and incentives comparable to those that would be provided the grantee if the grantee were not subject to such foreign laws, but any such modification may not be made in a manner that would cause non-compliance with the Code provisions relating to non-qualified deferred compensation plans.

Other Stock-Based Awards.    The Committee may, in its sole discretion, grant Awards of Class A stock or Awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of Class A stock. These other stock-based awards will be in such form, and dependent on such conditions, as the Committee shall determine, including the right to receive shares of Class A stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, the attainment of performance objectives and/or other criteria specified by the Committee. Any other stock-based award will be paid either no later than two and one-half months after the end of the calendar year in which the Award vests or in a lump-sum payment at a specified time.

Restriction on Repricing.    Absent stockholder approval, neither the Committee nor the Board of Directors has the authority to reprice any Award after the date of the initial grant with a lower exercise price in substitution for the original exercise price.

Nontransferability.    No Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner except that, if the Committee determines that a transfer will not violate any requirements of the SEC or IRS, the Committee may permit an inter vivos transfer by gift to or for the benefit of a family member of the grantee. Upon the death of a grantee, outstanding Awards granted to such grantee may be exercised only by the executor or administrator of the grantee’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Overriding Precondition; Potential Forfeiture.    In order for any Award to become vested or exercisable, (1) the grantee of an Award must not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any affiliated entity of the Company or that is otherwise inimical to the best interests of the Company and that has not been approved by the Board of Directors or the Committee and (2) the grantee must furnish the Committee with all information confirming satisfaction of the foregoing condition that the Committee reasonably requests. If the Committee determines that a grantee has engaged in any of the foregoing prohibited activity, all of the grantee’s then outstanding Awards shall immediately be cancelled and forfeited.

Adjustments Upon Changes in Capitalization.    In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a stock-on-stock dividend or split, spin-off, reverse split or combination of Class A stock, a rights offering, or any other change in the corporate or capital structure of the Company, the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of incentive stock options), the number and kind of shares covered by outstanding options and the per share exercise price of such options, the numbers of outstanding SARs and share units and the terms of foreign Awards. Any adjustment with respect to an incentive stock option in connection with a transaction to which Code Section 424(a) (or its successor) applies shall be made in accordance with such Code Section unless the Board specifically determines otherwise.

Duration; Amendment or Termination of Plan.    The Plan is effective upon approval of the Board of Directors (subject to approval of the Company’s stockholders) and will continue in effect for a term of

10 years unless terminated by the Board. The Board of Directors may amend, suspend or terminate the Plan at any time; provided, that no amendment shall adversely affect the rights of any grantee or holder of an Award then outstanding and unvested without the consent of the grantee or holder, unless the amendment or termination is necessary to comply with applicable law. Notwithstanding the foregoing, the Plan will not be amended without the approval of the Company’s stockholders to increase the maximum aggregate number of shares of Class A stock that may be issued under the Plan, to change the class of persons eligible to receive incentive stock options, or to make any other amendment that would require approval of the Company’s stockholders under applicable law.

Federal Income Tax Consequences of the Equity Incentive Plan

The following discussion is designed to provide a general summary of the material federal income tax consequences, as of the date of this proxy statement, with respect to Awards granted under the Equity Incentive Plan. In addition to the tax consequences described below, (i) officers and directors of the Company subject to Section 16 of the Exchange Act may be subject to special rules regarding the income tax consequences of their Awards and (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules, including those relating to the $1 million limitation on deductible compensation under Code Section 162(m).

Incentive Stock Options.    If a stock option under the Plan is treated as an incentive stock option, the optionee generally recognizes no taxable income as a result of the grant or exercise of the option. However an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (as described below).

Upon a sale or exchange of the shares at least two years after the grant of an incentive stock option and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If an optionee disposes of shares acquired upon issuance of an incentive stock option prior to completion of either of the above holding periods, the optionee will have made a “disqualifying disposition” of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition.

The optionee also will recognize capital gain or loss (long or short-term, depending on the length of time the stock was held) on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph.).

Non-Qualified Stock Options.    An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee.

Upon a sale of shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss (long or short-term, depending on the length of time the stock was held).

Restricted Shares; Additional Shares.    The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Code Section 83. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become “vested,” i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and is subject to withholding of income and applicable employment taxes at the time of vesting.

Under the Equity Incentive Plan, employees will not pay any consideration for stock transferred to them as restricted shares or additional shares. Because additional shares are granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient’s taxable year in which the additional shares are granted. Because restricted shares are granted subject to a substantial risk of forfeiture, then (unless an election is made under Code Section 83(b), as described in the next paragraph), recipients of restricted shares will recognize taxable income as of each date on which they become vested in restricted shares in the amount of the fair market value of the shares then vesting.

If stock is granted subject to restrictions, employees may elect under Code Section 83(b) to report as taxable income in the year of Award an amount of ordinary income equal to the stock’s fair market value at the time of the Award. If such an election is made, the employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the Internal Revenue Service. Employees making this election will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the employee.

Employees will recognize gain upon the disposition of stock equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to the stock under the principles set forth above. That gain will be taxed as long or short-term capital gain, depending on the length of time the stock was held.

If an employee disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock, he or she will generally recognize a capital loss (long or short-term, depending on the length of time the stock was held) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously and the amount realized upon disposition of the stock. If an employee forfeits unvested stock with respect to which a Code Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Code Section 83(b) election.

SARs.    Recipients of SARs generally should not recognize income until such rights are exercised. Upon exercise, the employee will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Employees will be subject to withholding with respect to income recognized upon exercise of a SAR.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the employee.

Under new Code Section 409A, enacted as part of the American Jobs Creation Act of 2004, SARs may be considered to provide deferred compensation and, if the Plan does not satisfy certain requirements, recipients of SARs would be required to recognize income at the time the SAR becomes vested, even if the SAR had not been exercised. The income would be ordinary compensation income equal to the difference between the fair market value of the stock on the vesting date less the fair market value of the stock on the date of grant, together with interest and a 20% additional tax.

Under initial guidance issued by the Department of Treasury, a SAR will not be considered to provide deferred compensation if: (i) the fair market value of the SAR is based on the fair market value of the underlying stock on the date of grant; (ii) the underlying stock is publicly traded; (iii) the SAR can only be settled in stock; and (iv) the SAR does not contain any feature providing for the deferral of compensation upon exercise. The Plan currently provides that a stand-alone SAR may be settled in cash or stock and does not comply in form with the initial Treasury guidance. The Company does not intend to issue SARs to any employee until further guidance is issued clarifying the tax treatment of SARs.

Performance Awards and Restricted Share Unit Awards.    An employee generally will recognize no income upon the grant of a performance award or restricted share unit award. Upon the settlement of such Awards, employees normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted shares received. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the vesting date, will be taxed as capital gain or loss.

The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the employee on the vesting date.

Additional Information Regarding Plan Benefits

Awards under the Equity Incentive Plan are based on the Company’s performance. Accordingly, future Awards under the Plan are not determinable at this time. Reference is made to the tables captioned “Summary Compensation Table”, “Grants of Plan — Based Awards 2011”, “Outstanding Equity Awards at Fiscal Year End 2011”, “Option Exercises and Stock Vested Fiscal Year 2011” at pages 21 through 25 of this proxy statement for detailed information on Awards and exercises of Awards by certain executive officers under the Equity Incentive Plan during the three most recent fiscal years.

Market Price of the Common Stock

As of December 30, 2011, the market value of the Class A stock was $13.68 per share, based on the closing price of the Class A stock as reported by the Nasdaq Global Market.

Equity Compensation Plan Information

The following table shows the number of shares of our common stock that may be issued upon the exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under our equity compensation plans as of the 2011 fiscal year end.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available Compensation Plans (Excluding Securities Reflected in the First Column(2))
Equity compensation plans approved by security holders(1)	515,699	$25.41	2,117,438
Equity compensation plans not approved by security holders(3)	—	—	—

Total	515,699	$25.41	2,117,438

(1)	The equity compensation plans approved by our stockholders include our Equity Incentive Plan, Non-Employee Director Stock Option Plan and Non-Employee Director Stock Award Plan.

The number of shares to be issued upon exercise of outstanding options, warrants and rights excludes 907,990 of restricted stock awards granted to employees and not yet vested at January 1, 2012.

(2)

The Equity Incentive Plan provides that the maximum number of shares available for grants, including stock options and restricted stock awards, is 10 percent of the outstanding Class A common stock, adjusted for plan activity over the preceding five years.

The Non-Employee Director Stock Option Plan provides that the maximum number of shares available for settlement of options is 250,000 shares of Class A common stock.

The Non-Employee Director Stock Award Plan provides that the maximum number of shares available for Awards is one-quarter of one percent of the outstanding Class A common stock.

(3)	The Company has no equity compensation plan that has not been approved by the stockholders.

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s

Independent Registered Public Accounting Firm

Proposal 4

At its February 16, 2012 meeting, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the year ending December 30, 2012. The Board of Directors seeks ratification of the appointment. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions.

Duties

The Audit Committee has the direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee’s responsibilities include monitoring the integrity of the Company’s financial statements, the Company’s system of internal controls over financial reporting, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the qualifications and performance of the Company’s internal auditors, the Company’s risk assessment and risk management processes and the Company’s compliance with legal and regulatory requirements. The Committee approves or ratifies if approved under authority delegated to the Chief Financial Officer all audit, audit related, internal control related, tax and permitted non-audit services of the independent registered public accounting firm prior to engagement. The Audit Committee serves as the Company’s Qualified Legal Compliance Committee.

Management is responsible for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles and for the report on the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to the operating effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

Pre-Approval Policy

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services of the independent registered public accounting firm prior to their engagement by the Company. In conjunction with the pre-approval the Audit Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Committee is detailed in its charter, which is posted on the Company’s website at www.kellyservices.com.

Service Fees Paid to the Independent Registered Public Accounting Firm

	2011 $	2010 $
Audit Fees	$2,393,968	$2,010,038
Audit Related Fees	—	—
Tax Fees	10,000	—
All Other Fees	24,584	57,500

Total	$2,428,552	$2,067,538

Audit Fees:     Services rendered during the years ended January 1, 2012 and January 2, 2011 were for the audits and quarterly reviews of our consolidated financial statements, statutory audits, attestation of controls, issuance of consents and assistance with review of documents filed with the SEC.

Tax Fees:     Services rendered during the year ended January 1, 2012 were related to assistance with worthless stock deductions related to foreign subsidiaries.

All Other Fees:     Fees for the year ended January 1, 2012 were for services related to an insurance claim and for accounting research tools. Services rendered during the year ended January 2, 2011 were for assistance with testing and plan design related to the Company’s employee benefit plans and for accounting research tools.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended January 1, 2012, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on PCAOB AU Section 380 Communication With Audit Committees; and

(3) has received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at its February 16, 2012 meeting that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended January 1, 2012 filed with the SEC. The Board approved this inclusion.

THE AUDIT COMMITTEE LESLIE A. MURPHY, CHAIR JANE E. DUTTON MAUREEN A. FAY TERRENCE B. LARKIN CONRAD L. MALLETT, JR. DONALD R. PARFET B. JOSEPH WHITE

Stockholder Communications

Stockholders may communicate with the Board of Directors, in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Stockholder Proposals

Proposals of stockholders intended to be included in the proxy statement to be prepared by the Company in connection with the Company’s 2013 Annual Meeting of Stockholders must be received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than December 10, 2012.

Other Matters

At the date of this proxy statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Annual Meeting. If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of January 1, 2012, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the internet or telephone.

By Order of the Board of Directors DANIEL T. LIS Senior Vice President, General Counsel and Corporate Secretary

Exhibit A

KELLY SERVICES, INC.

EQUITY INCENTIVE PLAN

(As Amended and Restated ~~February 18, 2010~~December 31, 2011)

Section 1 — Purposes

This KELLY SERVICES, INC. EQUITY INCENTIVE PLAN (the “Plan”) provides for long-term incentive stock-related or other performance-related compensation to selected key employees of the Company or an Affiliated Entity for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain superior employees, and it gives those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

Section 2 — Definitions and Rules of Construction

(a) The terms in quotation marks below have the following meanings under the Plan:

“Additional Shares” means immediately vested shares of Company Stock awarded pursuant to Section 9A(c) of the Plan.

“Affiliated Entity” means a corporation, partnership or other business enterprise in which the Company directly or indirectly has a significant equity interest under United States generally accepted accounting principles.

“Award” means a Restricted Award, Performance Award, Other Stock-Based Award, award of Additional Shares, Option, SAR, or Foreign Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means the occurrence of any one or more of the following:

(i) The grantee’s failure to perform his or her duties, provided that to the extent such failure is reasonably susceptible to cure, such failure is not cured within a reasonable period of time after notice;

(ii) The grantee’s gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;

(iii) The grantee’s conviction of, or plea of guilty or nolo contendere, to any felony or to any other crime which involves the personal enrichment of the grantee at the expense of the Company; and

(iv) The grantee’s material breach of the Company’s Code of Business Conduct and Ethics.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. The Committee shall be comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 of the SEC. Further, to the extent that the Company determines it desirable to qualify Awards granted hereunder as “qualified performance-based compensation” within the meaning of Section 162(m), the Committee shall be comprised solely of two or more “outside directors” within the meaning of Section 162(m).

“Company” means Kelly Services, Inc.

“Company Stock” means the Class A Common Stock, $1.00 par value, of the Company.

“Disability” means the total and permanent inability of an Employee by reason of sickness or injury to perform the material duties of such Employee’s regular occupation with his or her Employer where such inability has existed for at least six continuous months.

“Employee” means an employee of the Company or an Affiliated Entity.

“Employer” means the Company or the Affiliated Entity which employs an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, for any given date, the closing market price for a share of Company Stock as a Nasdaq Stock Market LLC security reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for that date (or if no such prices are so reported for such date, for the latest preceding date on which such sale prices were so reported). If the Fair Market Value for a given date cannot be determined by reference to Nasdaq, it shall be determined by the reasonable application of a reasonable valuation method that satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(iv)(B).

“Foreign Award” means an award granted pursuant to Section 10 of the Plan.

“Incentive Stock Option” or “ISO” means an Option that meets the requirements of Section 422 of the Code (or any successor provision) and that is identified as intended to be an ISO in the written agreement evidencing the Option.

“Named Executive Officer” means, for purposes of Section 9B, an Employee who is the chief executive officer or among the three highest compensated officers (other than the chief executive officer or the chief financial officer) of the Company for any given fiscal year, whose compensation is subject to disclosure under Exchange Act rules, and who is a Section 16 Reporting Person, and any other Employee of the Company who is included in the definition of “covered employee” for purposes of Section 162(m) of the Code pursuant to Treasury Regulations or other Internal Revenue Service guidance.

“Nonqualified Stock Option” or “NQSO” means an Option that is not an ISO.

“Option” means an Option to purchase Company Stock granted pursuant to Section 6 of the Plan.

“Other Performance Award” means a cash-denominated Award granted under Section 9A or 9B of the Plan which, until vested, is subject to forfeiture.

“Over-10% Owner” means an owner of over 10% of the total combined outstanding voting power of all classes of capital stock of the Company.

“Performance Award” means an award of Performance Shares ~~or~~, Performance Share Units or Other Performance Award.

“Performance Shares” and “Performance Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 9A or 9B of the Plan which, until vested, are subject to forfeiture.

“Restoration Option” means an Option granted under, and subject to the conditions set forth in, Section 6(~~g~~f) of the Plan.

“Restricted Award” means an award of Restricted Shares or Restricted Share Units.

“Restricted Shares” and “Restricted Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 8 of the Plan which, until vested, are subject to forfeiture.

“Rule 16b-3” means Securities and Exchange Commission Rule 16b-3, as amended.

“Section 16 Reporting Person” means a person required by Section 16 of the Exchange Act and related rules to file reports concerning such person’s ownership of and transactions in Company equity securities.

“Section 162(m)” means Section 162(m) of the Code (or any successor), together with the related U.S. Department of Treasury regulations.

“Share Unit” means a unit available for award under the Plan which: (1) upon vesting or payout, shall entitle the holder to receive from the Company for each Share Unit vested or paid, a share of Company Stock, and (2) until settled after vesting, or until forfeited, shall entitle the holder to be paid by the Company the equivalent of any cash dividend paid on Company Stock to which the holder would have been entitled if, on the date of grant of such Share Unit, the grantee of the Share Unit had instead been granted a Restricted Share or Performance Share.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan which, upon exercise, shall entitle the holder to receive from the Company the Fair Market Value of a share of Company Stock on the exercise date minus the Fair Market Value of such a share on the date of grant.

(b) References in this Plan to the “issuance” of shares, to shares “issued” or “issuable,” and the like, include transfers of treasury shares as well as new issuances of authorized but previously unissued shares.

Section 3 — Administration

(a) General.    The Plan shall be administered by the Committee, subject to the express limitations set forth in the Plan. The Committee may, by majority vote, grant Awards and determine the type, amount and other terms and conditions of each Award. The Committee shall have authority to prescribe the forms of written agreements to evidence Awards, to interpret the Plan and the provisions of such agreements, to adopt administrative rules and procedures concerning administration of the Plan and to take such other action as it determines to be necessary, advisable, appropriate or convenient for the administration of the Plan in accordance with its purposes, including certifying whether any performance measures have been met.

The Committee may delegate to the chief executive officer of the Company, if also a director, some or all of its authority to grant Awards under the Plan to Employees who are not Section 16 Reporting Persons or

Senior Vice Presidents or officers of higher rank, in which case actions taken by the chief executive officer pursuant to such delegated authority shall have the same effect as if taken by the Committee. The chief executive officer shall periodically notify the Committee of any grants made pursuant to such delegation of authority.

The Committee may delegate performance of recordkeeping and other ministerial functions concerning the Plan and its day-to-day operations to such persons as it may specify from time to time.

(b) Repricing.    Absent stockholder approval, neither the Committee nor the Board shall approve a program providing for either (i) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of new Options and/or SARs having a lower exercise price or (ii) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

(c) Interpretation and Construction.    If an Award is intended to qualify as performance-based compensation under Section 162(m), any provision of the Plan that would prevent such Award from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

Section 4 — Eligibility for Awards; No Requirement of Uniformity

Any type of Award may be granted to any Employee at any time, except that Foreign Awards may be granted only as permitted under Section 10 of the Plan. The type, amount, timing and other terms and conditions of Awards made to a grantee need not be uniform, comparable or proportionate among grantees.

Section 5 — Maximum Number of Shares; Other Award Limits

(a) Maximum Number of Shares.    For purposes of this section, “Affected Shares” are shares of Company Stock that have been issued as Restricted Shares or Units, Performance ~~Shares or Units~~Awards, Additional Shares or similar Foreign Awards or that have been made subject to future issuance in settlement of Options (whether or not with related SARs), Share Units or Foreign Awards. For a given date, the “Adjustment Period” comprises the Company’s current fiscal year to date, plus its four immediately preceding fiscal years.

The total number of Affected Shares shall never exceed 10% of the number of outstanding shares of Company Stock (exclusive of treasury shares) at the end of the immediately preceding Company fiscal year (rounded downward, if necessary to eliminate fractional shares)

(i) minus the sum, for the Adjustment Period, of the numbers of:

(A) Shares awarded as Restricted Shares~~,~~ or Performance ~~Shares or Additional Shares~~Awards

(B) Share Units awarded

(C) Shares made subject to Option grants (including Restoration Options)

(D) Shares issued or granted for future issuance as Foreign Awards.

(ii) plus the sum, for the Adjustment Period, of the numbers of:

(A) Shares as to which Options have expired or terminated for any reason other than exercise of such Options or of related Tandem SARs

(B) Shares as to which Restricted Awards and Performance Awards have been both granted and forfeited

(C) Shares transferred to the Company (actually or constructively) to satisfy the exercise price of outstanding Options.

Stock options, SARs and other equity-based awards assumed by the Company in a merger or acquisition of another company shall not count against the shares available for Award under the Plan.

(b) ISO Award Limits.    The number of shares covered by outstanding ISOs plus the number of shares issued in settlement of exercised ISOs under this Plan may not exceed 4,000,000 shares.

(c) Options, SARs, Restricted Awards, Performance Awards and Other Stock-Based Awards.    The number of shares of Company Stock subject to an Option, SAR, Restricted Award, Performance Award or Other Stock-Based Award shall be specified at the time of grant. Subject to the limits on Award amounts set forth in Section 5(b) above, this Section 5(c) and any adjustment under Section 14 of the Plan: (i) the maximum number of shares of Company Stock that may be granted as Options (whether or not in tandem with SARs) during any consecutive five calendar years to any single Employee shall be 750,000; (ii) the maximum number of shares of Company Stock that may be granted in connection with stand-alone SARs during any consecutive five calendar years to any single Employee shall be 750,000; (iii) the maximum number of shares of Company Stock that may be granted in connection with Other Stock-Based Awards during any consecutive five calendar years to any single Employee shall be 750,000; (iv) the maximum number of shares of Company Stock subject to Restricted Awards that may be granted to any single Employee with respect to a single performance period during any consecutive five calendar years to any single Employee shall be 750,000; and (v) the maximum number of shares of Company Stock subject to Performance Shares and/or Performance Share Units that may be granted to any single Employee with respect to a single performance period is 100,000.

(d) Cash Denominated Award Limits.    The maximum amount of an Other Performance Award payable with respect to any single Employee shall be $500,000 multiplied by the number of years included in any applicable performance period(s) (and any applicable fraction for any portion of a performance period of less than one year) relating to such Awards.

Section 6 — Options

(a) Incentive Stock Options and Nonqualified Stock Options.    At the time of the grant of an Option, the Committee shall specify whether it is intended to be an Incentive Stock Option or a Nonqualified Stock Option, and the agreement evidencing such Option shall designate the Option accordingly. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares with respect to which ISOs are exercisable for the first time by the grantee during any calendar year exceeds $100,000 (or such other amount as permitted by Code Section 422(d)) such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6(a), ISOs shall be taken into account in the order in which they were granted. The Committee may prescribe such terms and conditions for an ISO grant, other than those specified in the Plan, as it deems desirable to qualify the Option as an incentive stock option under the Code. If an Option (or any portion thereof) intended by the Committee to be an ISO fails to qualify as an ISO, either at the time of grant or subsequently, such failure to qualify shall not invalidate the Option (or such portion), and instead the nonqualified portion (or, if necessary, the entire Option) shall be deemed to have been granted as a Nonqualified Stock Option regardless of its designation in the grant and in the Option agreement.

(b) ~~Number of Shares. The number of shares subject to an Option shall be specified at the time of grant. The maximum number of shares that may be granted as Options (whether or not in tandem with SARs) during any consecutive five calendar years to any single Employee shall be 750,000, subject to adjustment under Section 14 of the Plan. (c)~~ Exercisability.    The time at which any portion of an Option first becomes exercisable (which may be at or after the date of grant) and the latest date on which the Option may be exercised (the “expiration date”) shall be as specified at the time of grant. However, the expiration date for any ISO granted to an Over-10% Owner may be no later than five years after the grant, and the expiration date for any other Option may be no later than ten years after the date of grant. The Committee may, in its discretion, accelerate the exercisability of any portion of an Option or provide for automatic acceleration of exercisability of any portion of an Option upon the occurrence of such events as it may specify, such as upon the death or Disability of a grantee. However, no acceleration of exercisability of any portion of an ISO shall be effective without the consent of the Option holder if such acceleration would cause the ISO or any other ISO of such holder (or any portion thereof) to become a Nonqualified Stock Option. During the lifetime of the grantee of an Option, the Option may be exercised only by the grantee or the grantee’s legal representative.

(~~d~~c) Exercise Price.    Unless a higher price is specified at the time of grant, the per share exercise price of each Option shall be the Fair Market Value of a share of Company Stock on the date of grant, except that the per share exercise price of any ISO granted to an Over-10% Owner shall be at least 110% of such Fair Market Value on the grant date.

(~~e~~d) Exercise Procedures and Payment.    The holder of an exercisable Option (or Option portion) may exercise it in whole or in part by complying with such procedures for exercise as are then in effect and tendering payment in full of the aggregate exercise price for the number of shares in respect of which the Option is then being exercised. Except to the extent further restricted or limited at the time of grant, payment may be made (1) entirely in cash, (2) by delivery of whole shares of Company Stock owned by the Option holder for more than six months on the date of surrender, (3) pursuant to a cashless exercise program implemented by the Company in connection with the Plan or (4) by any combination of the foregoing methods of payment. Any shares delivered in payment shall be valued at their Fair Market Value on the date of delivery.

(~~f~~e) Effect of Employment Termination.    The Committee shall determine the disposition of the grant of each Option in the event of the disability, death or other termination of employment of an Employee.

(~~g~~f) Restoration Options.    Subject to the provisions below, the Committee may provide that an Option shall also carry with it a right to receive another Option (a “Restoration Option”) in certain circumstances. A Restoration Option may be created at the time of grant of an Option (for purposes of this paragraph, an “original Option”) that is not itself a Restoration Option at the time a Restoration Option arises (so as to provide a subsequent Restoration Option to it), or at any other time while the grantee continues to be eligible for Awards and the original or Restoration Option (the “prior Option”) is outstanding. In addition to any other terms and conditions (including additional limitations on exercisability) that the Committee deems appropriate, each Restoration Option shall be subject to the following:

(~~1~~i) A Restoration Option may arise only if, earlier than six months before the expiration date of the prior Option, the grantee exercises the prior Option (or a portion thereof) while still an Employee and pays all or some of the relevant exercise price in shares of Company Stock that have been owned by the grantee for at least six months prior to exercise

(~~2~~ii) The number of shares subject to the Restoration Option shall be the number of whole shares delivered in exercise of the prior Option, except that the number will be reduced to the extent necessary for the Plan to comply with the limitations imposed by ~~Sections~~Section 5 ~~and 6(b)~~ of the Plan

(~~3~~iii) The Restoration Option shall arise and be granted (if ever) at the time of payment of the relevant exercise price in respect of the prior Option

(~~4~~iv) The per share exercise price of the Restoration Option shall be the Fair Market Value of a share of Company Stock on the date the Restoration Option arises

(~~5~~v) The expiration date of the Restoration Option shall be the same as that of the prior Option

(~~6~~vi) The Restoration Option shall first become exercisable six months after it arises

(~~7~~vii) The Restoration Option shall be a Nonqualified Stock Option.

Section 7 — Stock Appreciation Rights

(a) Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Stand-Alone SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

(b) Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (i) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option (but not less than the Fair Market Value per share of Company Stock on the effective date of grant of the SAR) and (ii) the exercise price per share subject to a Stand-Alone SAR shall not be less than the Fair Market Value of a share of Company Stock on the effective date of grant of the SAR.

(c) Exercisability and Termination.

(i) Tandem SARs.    Tandem SARs shall be exercisable as follows, subject to such other provisions as the Committee may specify when the Tandem SAR is granted:

(~~1~~A) The only persons entitled to exercise such SARs shall be the holder of the related Option or such holder’s legal representative

(~~2~~B) The expiration date of such SARs shall be the same as that of the related Option

(~~3~~C) SARs shall be exercisable if (and only if) and to the extent that the related Option is then exercisable, except that SARs shall not be exercisable by a Section 16 Reporting Person at any time within six months after the date on which the SARs were granted even if the related Option is then exercisable

(~~4~~D) Exercise of SARs shall automatically terminate the related Option with respect to the same number of shares as the number of SARs being exercised

(~~5~~E) Exercise, cancellation or termination of an Option shall automatically terminate the same number of related SARs as the number of shares with respect to which the Option is being exercised, canceled or terminated

(~~6~~F) Tandem SARs related to an Incentive Stock Option shall be exercisable only when the then Fair Market Value of a share of Company Stock exceeds the exercise price of the Incentive Stock Option.

(ii) Stand-Alone SARs.    Stand-Alone SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award agreement evidencing such SAR; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

(d) Exercise Procedures and Settlement Elections.    Exercisable SARs may be exercised at any time in accordance with such exercise procedures as are then in effect. Except to the extent further restricted at the time of grant, at or prior to exercise of SARs, the holder may elect to have the exercised SARs settled (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the holder and the balance in whole shares of Company Stock plus cash in lieu of any fractional share. If no election is made, the SARs shall be settled in any of the foregoing manners as the Committee shall determine. For purposes of settlement, shares of Company Stock shall be valued at their Fair Market Value as of the settlement date.

(e) Effect of Termination of Employment.    A SAR shall be exercisable after a grantee’s termination of employment to the extent and during such period as determined by the Committee, in its discretion, and as set forth in the Award agreement evidencing such SAR.

Section 8 — Restricted Awards

(a) General.    Awards of Restricted Shares are awards of actual Company Stock, while Awards of Restricted Share Units are awards that may consist of Company Stock, cash equivalents of Company Stock, or a combination of both. The restrictions that may be imposed relate to possession, vesting and conditions to vesting, payment of dividends and potential forfeiture.

(b) Restriction Period.    At the time of grant of a Restricted Award, the Committee shall establish a period of no less than twelve months with respect to such Restricted Award, which period (the “restriction period”) shall commence on the date of grant. The Committee may provide for such restriction period to lapse in installments. The Committee may impose such restrictions or conditions to the vesting of a Restricted Award as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any Restricted Award, that the grantee or the Company achieves such performance goals as the Committee may specify. If a Restricted Award is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), all requirements set forth in Section 9B that otherwise apply to Performance Awards must also be satisfied with respect to such Restricted Award in order for a grantee to be entitled to payment.

(c) Vesting and Forfeiture.    If the grantee of a Restricted Award remains an Employee throughout the applicable restriction period, and any other conditions imposed by the Committee are satisfied, the entire Restricted Award shall become fully vested and no longer subject to forfeiture at the end of the restriction period. If the grantee ceases to be an Employee during the restriction period due to death or Disability, the Award shall be vested in proportion to the then elapsed portion of the restriction period, and the remainder of such Award shall be forfeited, unless the Committee determines to waive such forfeiture in whole or in part, and vest those Shares or Units. If the grantee otherwise ceases to be an Employee during the restriction period, the Committee shall determine the disposition of the Award.

(d) Restricted Share Certificates and Dividends or Distributions.    Restricted Shares shall be issued to the grantee as promptly as practicable after the grant, but the certificates representing such Restricted Shares shall bear an appropriate legend and shall be held by the Company. Non-cash dividends or other distributions upon Restricted Shares shall be retained and held by the Company, pending vesting or forfeiture of the Restricted Shares. Such retained non-cash dividends and other distributions shall be vested or forfeited, as the case may be, upon the vesting or forfeiture of such Restricted Shares. Non-cash dividends and other distributions that vest shall be distributed to the grantee of the Restricted Shares as promptly as practicable after the vesting date. The grantee of Restricted Shares shall be entitled to receive any cash dividends paid with respect to such Shares during the restriction period.

(e) Settlement of Restricted Share Units.    An Award of Restricted Share Units that vests shall be settled in cash, whole shares of Company Stock (valued at Fair Market Value as of the settlement date), or a combination thereof, as the Committee shall determine. The mode of settlement shall not violate the Plan’s limitations on available shares or any limitations imposed by the Committee at the time of grant of the Award or at any other time while the Award is unvested and the grantee is still an Employee. Restricted Share Units that vest shall be settled in full as soon as practicable after the vesting date, and no later than two and one-half months after the calendar year in which vesting occurs.

Section 9A — Performance Awards and Additional Shares in General

(a) Performance Period and Goals.    At the time of grant of a Performance Award, the Committee shall establish a performance period with respect to such Performance Award of not less than one year nor more than five years. If the Award is granted during the first fiscal quarter of the Company’s fiscal year, the performance period will commence on the first day of that fiscal year. Otherwise, the performance period will commence on the date of grant. At the time of grant of the Performance Award, the Committee shall also establish one or more business performance goals for the performance period and, if it establishes more than one, the weight to be given each such goal (collectively, “performance goals”). The initial performance goals with respect to a Performance Award may be modified or adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established. All performance goals shall be subject to the approval of the Board. With respect to Other Performance Awards, the Committee shall have no obligation whatsoever to set performance goals for any three year period other than 2012-2014.

(b) Performance Assessment, Vesting and Forfeiture.    As soon as practicable after the end of the performance period for a Performance Award, the Committee shall determine the extent to which the performance goals for that Award were attained. ~~If the Committee determines that the performance goals have been fully attained, and~~Subject to the terms of any applicable award agreement (which terms shall govern), if the grantee of ~~the~~a Performance Award ~~has remained~~remains an Employee throughout the ~~performance period, the entire Performance Award shall become fully~~applicable performance period, and any other conditions imposed by the Committee are satisfied, the Performance Award (or any applicable portion thereof based on the extent the performance-goals are satisfied) shall become vested according to its terms and no longer subject to forfeiture at the end of the performance period. If the grantee ~~has remained an Employee throughout the performance period but the Committee determines that the performance goals were unmet or only partially met, the Committee nevertheless may permit vesting of all or a~~ceases to be an Employee during the performance period due to his or her death, Disability or termination by the Company without Cause, at the end of the performance period the grantee shall be entitled to receive a pro-rata portion of the portion of the Performance Award~~, with the remainder of the Award to be forfeited. If the grantee ceases to be an Employee during the performance period, the consequences shall be the same, adjusted by a performance factor as determined by the Committee, as if the Performance Award had been a Restricted Award and the~~

~~performance period a restriction period~~ that would have otherwise vested if his or her employment had continued until the end of such performance period, based on the portion of the performance period that the grantee was employed by the Company, and the remainder of such Performance Award shall be forfeited, unless the Committee determines to waive such forfeiture in whole or in part; provided, however, that in the event of a termination by the Company without Cause, the Committee has no such discretion to waive such forfeiture if the grantee is a Named Executive Officer or an individual that the Committee reasonably believes may become a Named Executive Officer and designates the Performance Award as subject to Section 162(m)’s requirements (a “Prospective NEO”). If a grantee who is not a Named Executive Officer otherwise ceases to be an Employee during the performance period for any reason other than death, Disability or termination by the Company without Cause, the Committee shall determine the disposition of the Performance Award. If a grantee who is a Named Executive Officer otherwise ceases to be an Employee during the performance period for any reason other than death, Disability or termination by the Company without Cause, the Performance Award will be forfeited in its entirety. Performance Awards that vest shall be settled in full as soon as practicable after the vesting date, and no later than two and one-half months after the calendar year in which vesting occurs.

(c) Additional Shares.    At the end of the performance period, the Committee may recommend a grant of Additional Shares to the grantee of a Performance Award that is settled in Company Stock if the grantee is then an Employee and is not a Named Executive Officer, and the Committee determines that satisfaction of the performance goals so warrants. Additional Shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

(d) Other Matters.    The provisions of Section 8(d) of the Plan shall also apply to Performance Shares, and the provisions of Section 8(e) shall also apply to Performance Share Units. The Committee may make interim grants of Awards to new Employees in a fair and equitable manner. The Committee may, in its sole discretion, settle any vested and payable Other Performance Award (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the Committee and the balance in whole shares of Company Stock. For purposes of settlement, shares of Company Stock shall be valued at their Fair Market Value as of the settlement date.

Section 9B — Performance Awards to Named Executive Officers

(a) Special Provisions Applicable.    Notwithstanding other provisions of the Plan, the provisions of this Section 9B shall apply to all Performance Awards granted to Named Executive Officers. Such Performance Awards are intended to qualify as “qualified performance-based compensation” that are not subject to the tax deduction limit imposed by Section 162(m). Except as superseded by this Section 9B, all provisions of the Plan applicable to Performance Awards shall also apply to such Performance Awards granted to ~~named executive officers~~Named Executive Officers.

(b) Timing of Grants.    Performance Awards may be granted to ~~named executive officers~~Named Executive Officers only during the first quarter of the Company’s fiscal year.

(c) ~~Limits on Award Amounts~~. ~~Subject to the general limits on Award amounts set forth in Section 5(b), the general limit on the number of Options that may be granted in any five year period under Section 6(b) and the adjustment provisions of Section 14.~~

~~(i) The maximum number of Performance Shares and/or Performance Share Units that may be granted to any named executive officer with respect to a single performance period is 100,000.~~

~~(ii) The maximum number of Options, Stand-Alone SARs or Other Stock — Based Awards that may be granted to any named executive officer during any consecutive five calendar years shall be 750,000. (d)~~ Performance Objectives and Payout Schedules.    At or prior to the grant of each Performance Award to a ~~named executive officer~~ Named Executive Officer or Prospective NEO, the Committee shall establish one or more objectively determinable performance goals (which may be annual, cumulative or based on some other portion of the performance period) for the Award relating to one or more or any combination of the following areas of Company or other business unit performance over the relevant performance period.

(i) Earnings (which includes similar measurements such as net profits, operating profits, operating earnings, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes, as specified at the time any Performance Award is granted) or earnings per share of Company Stock ~~;~~

(ii) Revenues~~;~~

(iii) Cash flow~~;~~

(iv) Return on revenues, sales, assets or equity~~;~~

(v) Customer or employee retention~~;~~

(vi) Customer satisfaction~~;~~

(vii) Expenses or expense levels~~;~~

(viii) One or more operating ratios~~;~~

(ix) Stock price~~;~~

(x) Market share~~;~~

(xi) Capital expenditures~~;~~

(xii) Net borrowing, debt leverage levels, credit quality or debt ratings ~~;~~

(xiii) The accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions~~;~~

(xiv) The Company’s Quality Management System;

(xv) Shareholder return~~;~~

(xvi) Organizational health/productivity~~;~~

(xvii) Sales volume ; and/or

(xviii) Brand or product recognition/acceptance~~.~~

At the same time, the Committee shall establish a payout schedule for the Performance Award, which shall be a predetermined range from ~~100~~zero percent of the Other Performance Award, Performance Shares and/or Performance Share Units constituting the Award (if actual Company results for the ~~performance period at least equal the performance goal(s) established) to zero percent of such Award (if actual Company results for the~~ period do not at least equal a minimum amount or level specified by the Committee) to 200 percent of such Award (if actual Company results for the performance period at least equal the performance goal(s) established) and shall be structured so as to permit objective determination of payouts over the full range of actual Company results. ~~The~~At the time any Performance Award is granted, the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not fully taken into account when actual Company results relating to such goal(s) are calculated, and the only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the established payout schedule for the Performance Award shall be objectively determinable adjustments for the items or events so specified.

(~~e~~d) No Discretion to Increase Awards or Waive Forfeitures.    The Committee may establish other preconditions to payout of a Performance Award to a ~~named executive officer~~Named Executive Officer, including preconditions that may call for subjective determinations by the Committee. The otherwise scheduled payout on any Performance Award granted to a ~~named executive officer~~Named Executive Officer may be reduced by the Committee to the extent it deems appropriate if, in the Committee’s judgment, the ~~named executive officer~~Named Executive Officer’s individual performance during the performance period has not warranted the scheduled payout. However, for so long as Code Section 162(m) may require, the payout on any Performance Award granted to a ~~named executive officer~~Named Executive Officer shall not exceed the payout permissible under the Award’s payout schedule, and no Additional Shares or additional cash amount shall be granted to any ~~named executive officer~~Named Executive Officer.

(~~f~~e) Certification by Committee.    As soon as practicable following the completion of the performance period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Named Executive Officer.

~~(g) Effect of Employment Termination.~~

~~(i) Disability. If the grantee ceases to be an Employee before the end of the performance period due to the grantee’s Disability, a number of awarded Performance Shares and/or Performance Share Units proportional to the portion of the performance period elapsed on the date of Disability shall be unaffected by the provisions of Section 9A(b) that require employment throughout the performance period. The unaffected portion of the Award subsequently shall vest or be forfeited or canceled in accordance with the grant, the payout schedule, any preconditions, and the provisions of the Plan applicable to the original Award.~~

~~(ii) Death. If the grantee’s employment terminates due to death before the end of the performance period, the performance period for such grantee shall terminate at the end of the year in which death occurs (but no later than the normal performance period). The number of Performance Shares and/or Performance Share Units payable to the deceased grantee’s estate or beneficiary shall be the maximum award payable, adjusted by a performance factor (the percent of the award earned according to the payout schedule calculated as of the end of the year in which death occurs), and a time factor (the time between the date of grant and the date of death divided by the number of days in the performance period). (iii) Other Termination of Employment. If the grantee of a Performance Award otherwise ceases to be an Employee before the end of the performance period, the Committee shall determine the disposition of the Award; provided, however, that the number of Performance Shares and/or Performance Share Units payable to the grantee shall be no more than the maximum award payable, adjusted by a performance factor (the percent of the award earned according to the payout schedule calculated as of the end of the year in which the termination of employment occurs), and a time factor (the time between the date of grant and the date of termination of employment divided by the number of days in the performance period), subject to reduction at the discretion of the Committee.~~

Section 10 — Foreign Awards

The Committee may modify the terms of any type of Award described in Sections 6, 7, 8 or 9A of the Plan for grant to an Employee who is subject to tax or similar laws of a country other than the United States and may grant such modified Award, and structure and grant other types of awards related to appreciation in value of Company Stock, to such an Employee, as the Committee determines necessary or advisable in order to provide such grantee with benefits and incentives comparable (to the extent practically possible) to those which would be provided the grantee if the grantee were not subject to such foreign laws. Notwithstanding the foregoing, if the Employee is also subject to Code Section 409A, the modifications of any type of Award described in Sections 6, 7, 8, or 9A of the Plan, or the structure of other types of awards related to appreciation in value of Company Stock may not be made in a manner that would cause non-compliance with Code Section 409A.

Section 11 — Other Stock-Based Awards

The Committee may, in its sole discretion, grant Awards of Company Stock or Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Company Stock (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine including, without limitation, the right to receive one or more shares of Company Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, the attainment of performance objectives and/or other criteria specified by the Committee. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Company Stock or a combination of cash and Company Stock; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). If an Other Stock-Based Award is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), all requirements set forth in Section 9B that otherwise apply to Performance Awards must also be satisfied with respect to such Other Stock-Based Award in order for a grantee to be entitled to payment. Other Stock-Based Awards must provide either that they will be paid no later than 2 1/2 months after the end of the calendar year in which they vest or that they will be paid in a lump-sum payment at a specified time, within the meaning of Treasury Regulation Section 1.409A-3(i)(1)(i).

Section 12 — Certain Provisions Generally Applicable to Awards

(a) Award Agreements.    Each Award (other than any award of Additional Shares and any similar Foreign Award unless the Committee otherwise determines) shall be evidenced by a written agreement setting forth the type, amount and other terms and conditions of such Award, as are not inconsistent with the Plan as the Committee shall have specified with respect to such Award.

(b) Transfer Restrictions; Potential Forfeiture.    No Option or SAR, no Other Stock-Based Award, no unvested Performance Award or Restricted Award, no Foreign Award similar to any of the foregoing, and none of the rights or privileges conferred by any such Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner whatsoever, except that, if the Committee determines that such transfer will not violate any requirements of the Securities and Exchange Commission or the Internal Revenue Service, the Committee may permit an intervivos transfer by gift to or for the benefit of a family member of the grantee. Any attempt to sell, assign, pledge, hypothecate or otherwise transfer any such Award or any of the rights and privileges conferred thereby contrary to the provisions of the Plan shall be void and unenforceable against the Company.

(c) Overriding Precondition; Potential Forfeiture.    It shall be an overriding precondition to the vesting of each Performance Award, Restricted Award, Other Stock-Based Award, and similar Foreign Award and the exercisability of each Option, SAR and similar Foreign Award: (1) that the grantee of such Award not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any Affiliated Entity or is otherwise inimical to the best interests of the Company and that has not been approved by the Board or the Committee and (2) that the grantee furnish the Committee with all the information confirming satisfaction of the foregoing condition that the Committee reasonably requests. If the Committee determines that a grantee has engaged in any activity prohibited by the foregoing conditions, all of the grantee’s then outstanding Options, SARs and similar Foreign Awards shall immediately be cancelled, and all of the grantee’s then unvested Restricted Awards, Performance Awards, Other Stock-Based Awards, and similar Foreign Awards shall immediately be forfeited.

(d) Tax Withholding; Notice to Company of Certain Actions.    Whenever cash is to be paid pursuant to the settlement of an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

The Committee may provide, on request of a grantee, for withholding of otherwise issuable shares upon the grant, exercise, vesting or settlement of Awards or for the tender of other shares of Company Stock owned by such grantee or holder in order to satisfy tax withholding obligations arising in connection with the grant, exercise, vesting or settlement of an Award. If the Committee grants such elections, it may condition, limit or qualify them in any manner it deems appropriate.

If any grantee shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Code Section 83(b) (i.e., an election to include in gross income in the year of transfer the amounts specified in Code Section 83(b)), the grantee shall notify the Company of such election within ten days of filing notice with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

(e) Stockholder Status.    The grantee of an Award, and other persons to whom the Award or the grantee’s rights thereunder may pass, shall have no rights or privileges of a holder of shares of Company Stock, in respect of any shares issuable pursuant to or in settlement of such Award, unless and until certificates representing such shares have been issued in their name(s).

Section 13 — No Right to Employment or Award

No person shall have any claim or right to be granted an Award. The grant of an Award shall not confer upon any Employee a right with respect to continued employment by the Company or an Affiliated Entity. Further, the Company and each Affiliated Entity reaffirms its at-will employment relationship with its Employees and expressly reserves the right to dismiss a grantee at any time free from any liability or claim, except as provided under this Plan.

Section 14 — Adjustments upon Changes in Capitalization

In the event of a stock split, stock dividend, reverse stock split, combination of shares or conversion or exchange of voting shares for non-voting shares, the Board shall make a proportionate adjustment to the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including the settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a rights offering or any other change in the corporate or capital structure of the Company (other than as provided in the immediately preceding sentence), the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. Any adjustment with respect to an ISO in connection with a transaction to which Section 424(a) of the Code (or its successor) applies shall be made in accordance therewith unless the Board specifically determines otherwise. Notwithstanding the foregoing, the Board shall not make any adjustment to the number of shares covered by outstanding Options or the per share exercise price of such Options or the number of outstanding SARs that would cause the exercise price to be less than the Fair Market Value of the underlying shares on the date the Option or SAR was granted or cause the number of shares subject to the Option or SAR to be other than fixed on the original date of grant of the Option or SAR.

Section 15 — Duration, Amendment, Suspension and Termination

The Plan shall become effective upon approval by the Board, subject to approval of the stockholders of the Company, and shall continue in effect for a term of ten (10) years unless terminated by the Board. The Board may amend, suspend or terminate any portion or all of the Plan at any time, but no such Board action shall adversely affect the rights of any grantee or other holder of any Award then outstanding or unvested without the consent of such grantee or holder, unless such amendment or termination is necessary to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, the Plan shall not be amended without the approval of the Company’s stockholders (a) to increase the maximum aggregate number of shares of Company Stock that may be issued under the Plan (except by operation of Section 14); (b) to change the class of persons eligible to receive Incentive Stock Options; or (c) to make any other amendment that would require approval of the Company’s stockholders under any applicable law, regulation or rule.

Section 16 — Miscellaneous Provisions

(a) Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

(b) Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any grantee or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, grantee or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

Adopted by the Board of Directors of the Company: February 7, 2005, As Amended November 6, 2006, November 8, ~~and~~2007, February 18, ~~2010.~~ 2010 and December 31, 2011.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/kelyb Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
KELLY SERVICES, INC.	OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

21153

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. ELECTION OF DIRECTORS Nominees:	☐	☐	☐

01.T.E. Adderley 02.C.M. Adderley 03.C.T. Camden 04.J.E. Dutton	05.M.A. Fay 06.T.B. Larkin 07.C.L. Mallett, Jr. 08.L.A. Murphy	09. D.R. Parfet 10.T. Saburi 11.B.J. White

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

	FOR	AGAINST	ABSTAIN
2. To approve, by advisory vote, the Company’s executive compensation.	☐	☐	☐

3. To approve the Company’s amended and restated Equity Incentive Plan.	☐	☐	☐

4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year 2012.	☐	☐	☐

5.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Kelly Services, Inc. account online.

Access your Kelly Services, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Kelly Services, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours a day, 7 days a week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/kelyb

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PROXY

KELLY SERVICES, INC.

999 West Big Beaver Road

Annual Meeting of Stockholders – May 9, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael E. Debs and Daniel T. Lis, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 9, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	21153